Exhibit 10.2

EXECUTION COPY

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ZYMAN GROUP, LLC

Dated April 1, 2005

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ZYMAN GROUP, LLC

THIS AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”) dated April 1, 2005, is made and entered into by and among ZG ACQUISITION INC., a Delaware corporation (“MDC”), ZYMAN COMPANY, INC., a Delaware corporation (“Zyman”); the management unitholders signatory hereto (together with any management unitholders who are admitted as members following the date hereof pursuant to Section 2.4, the “Management Unitholders” (which term, for the avoidance of any doubt, shall not include Sergio Zyman (“SZ”)); the Management Unitholders together with Zyman and MDC collectively referred to as the “Members” and individually a “Member”), MDC PARTNERS INC., a corporation organized under the federal laws of Canada (“MDC Partners”), and ZYMAN GROUP, LLC, a Delaware limited liability company (the “Company”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article XIII.

WHEREAS, Zyman and the Management Unitholders are parties to a Limited Liability Company Agreement (the “Original Operating Agreement”);

WHEREAS, pursuant to the Membership Unit Purchase Agreement dated April 1, 2005 (the “Purchase Agreement”), Zyman and certain Management Unitholders sold, transferred, conveyed and delivered to MDC 30,794,384 Class B Units, which units were, effective upon such transfer, automatically converted into Class A Units of the Company pursuant to the terms of the Original Operating Agreement (the “Purchase Transaction”), such that immediately after giving effect to such transfer, the issued and outstanding Units of the Company were as set forth on Schedule 2.1; and

WHEREAS, in connection with the Closing of the Purchase Transaction, the Members now desire to admit MDC as a member, and to amend and restate the Original Operating Agreement in the form hereof;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members and the other parties hereto do hereby agree as follows:

ARTICLE I

FORMATION OF LIMITED LIABILITY COMPANY

Section 1.1   Formation.  The Company was formed as a limited liability company under the laws of the State of Delaware by the filing with the Secretary of State of Delaware of the Certificate of Formation (as may be amended from time to time, the “Certificate”).

Section 1.2   Purpose.  The Company may engage in any lawful business of every kind and character for which a limited liability company may be organized under the Delaware Limited Liability Company Act (as amended from time to time, the “Act”) or any successor statute.  The Company shall have all of the powers provided for a limited liability company under the Act.

Section 1.3   Offices; Registered Agent.  The principal place of business of the Company shall be 950 East Paces Ferry Road, N.E., Suite 3300, Atlanta, Georgia 30326, or such other principal place of business as the Managers (as defined in Section 11.5) may from time to time determine.  The Company may have, in addition to such office, such other offices and places of business at such locations, both within and without the State of Delaware, as the Managers may from time to time determine or the business and affairs of the Company may require.  The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person (as defined in Section 13.1) as the Managers may designate from time to time in the manner provided by law.

Section 1.4   Filings and Foreign Qualification.  Upon the request of the Managers, the Members shall promptly execute and deliver all such certificates and other instruments conforming hereto as shall be necessary for the Managers to accomplish all filing, recording, publishing and other acts appropriate to comply with all requirements for the formation and operation of a limited liability company under the laws of the State of Delaware and for the qualification and operation of a limited liability company in all other jurisdictions where the Company shall propose to conduct business.

Section 1.5   Term.  The Company commenced on the date the Company initially filed its Certificate with the Secretary of State of Delaware and shall continue in existence, unless sooner terminated in accordance with the provisions of this Agreement.

ARTICLE II

MEMBERS; MEMBERSHIP INTERESTS; UNITS

Section 2.1   Members and Membership Units.  The Company is authorized to issue 31,500,000 Class A Units and 25,000,000 Class B Units and the issued Class A Units and Class B Units are allocated among the Members as set forth on Schedule 2.1.  Except as the Board of Managers may otherwise determine, all Units acquired by the Company from any Member pursuant to Article X hereof or otherwise shall not be cancelled but shall constitute authorized but unissued Units.  Upon any change in the Members or Units, including by reason of the issuance of additional Units, Schedule 2.1 shall be deemed to be updated to reflect such changes and the Members agree to complete a revised Schedule 2.1 hereof, which shall be deemed incorporated into this Agreement as part of this Section 2.1.

Section 2.2   Classes of Units.

(a)                                  Class A Units.  The Class A Units shall have the following characteristics: (i) an initial Unit Capital Account (as defined in Section 7.2(e) hereof), (ii) provisions relating to transfer as provided in Article X hereof, (iii) entitlement to a share of Profits and Losses as set forth in Section 3.3, (iv) entitlement to distributions as provided in Sections 3.4 and 9.2, (v) entitlement to allocations of PBT as provided in Section 3.5 and (vi) voting rights equal to one vote per Unit.

(b)                                 Class B Units. The Class B Units shall have the following characteristics: (i) an initial Unit Capital Account (as defined in Section 7.2(e) hereof), (ii) provisions relating to transfer as provided in Article X hereof, (iii) entitlement to a share of Profits and Losses as set forth in Section 3.3, (iv) entitlement to distributions as provided in Sections 3.4 and 9.2, (v) entitlement to allocations of PBT as provided in Section 3.5 and (vi) voting rights equal to one vote per Unit.

Section 2.3   Transfer of Units.  In the event a Member transfers all or a portion of its Membership Interests in accordance with Article X hereof, then effective as of the date of the sale and subject to compliance with Section 10.1 hereof, such Member shall automatically cease to be a Member in the Company as to such sold Unit.  Except as otherwise expressly provided herein, upon a transfer of Units permitted by this Agreement, the transferee shall have all of the rights, powers and duties of the transferor hereunder with respect to the transferred Units and shall be admitted as a Member, the transferee shall sign a counterpart to this Agreement and Schedule 2.1 shall be amended as set forth in Section 2.1.

Section 2.4   Additional Members and Membership Interests.  Subject to Section 2.3, additional Persons may be admitted to the Company as Members and Membership Interests may be created and issued to such Persons on such terms and conditions as the Board of Managers shall approve, subject to Section 4.1 hereof.  The terms of admission or issuance may specify the creation of different classes or groups of Members having different rights, powers and duties.  The creation of any new class or group of Members shall be indicated in an amendment to this Agreement in accordance with Section 14.4 hereof and such amendment shall indicate the different rights, powers and duties of the classes or groups of Members.  Upon admission of a new Member, such Person shall sign a counterpart to this Agreement and Schedule 2.1 shall be amended as set forth in Section 2.1.

Section 2.5   Liability of Member.  Except as expressly provided under the Act, no Member shall be liable for the debts, liabilities, contracts or other obligations of the Company, and no Member shall be required to make any loans to the Company.  Subject to the limitations and conditions provided for in Article XI hereof and the Act, the Company shall indemnify and hold harmless a Member in the event a Member becomes liable, notwithstanding the preceding sentence, for any debt, liability, contract or other obligation of the Company except to the extent expressly provided in the preceding sentence.

Section 2.6   Limitations on Members.  Other than as specifically provided for in this Agreement, the Purchase Agreement, an Employment Agreement entered into pursuant to the Purchase Agreement, or the Act, no Member shall: (a) be permitted to take part in the business or control of the business or affairs of the Company; (b) have any voice in the management or operation of any Company property; or (c) have the authority or power to act as agent for or on behalf of the Company or any other Member, to do any act which would be binding on the Company or any other Member, or to incur any expenditures, debts, liabilities or obligations on behalf of or with respect to the Company.

Section 2.7   Certification of Units. Unless a majority of the Members of each class of Units otherwise agree, the Company shall issue certificates to the Members representing the Units held by such Members. The following provisions shall apply:

(a)                                  Certificates attesting to the ownership of Units in the Company shall be in such form as shall be approved by the Managers and shall state that the Company is a limited liability company formed under the laws of the State of Delaware, the name of the Member to whom such certificate is issued and that the certificate represents limited liability company interests within the meaning of the Act.  Each such certificate shall be signed by such officers of the Company as are approved by the Managers and shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT, DATED APRIL 1, 2005, AMONG ZYMAN GROUP, LLC AND ITS MEMBERS (THE “AGREEMENT”) AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH SUCH TRANSFER RESTRICTIONS.  COPIES OF THE AGREEMENT ARE ON FILE WITH THE SECRETARY OF THE LIMITED LIABILITY COMPANY AND ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENT AND THE APPLICABLE RESTRICTIONS UNDER THE ACT.

(b)                                 The transfer register or transfer book and blank certificates shall be kept by the secretary of the Company or by any transfer agent or registrar approved by the Managers for that purpose. The certificates shall be numbered and registered in the share or unit register or transfer books of the Company as they are issued. Except to the extent that the Company shall have received written notice of an assignment of any Unit in the Company, the Company shall be entitled to treat the Person in whose name any certificates issued by the Company stand on the books of the Company as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such Unit on the part of any other Person.

(c)                                  Subject to all provisions herein relating to transfers of Units, if the Company shall issue certificates in accordance with the provisions of this Section 2.7, transfers of Units shall be made on the register or transfer books of the Company upon surrender of the certificate therefor, endorsed by the Person named in the certificate or by an attorney lawfully constituted in writing.

(d)                                 The holder of any certificates issued by the Company shall immediately notify the Company of any loss, destruction or mutilation of such certificates, and the Managers may cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the Managers shall so determine, the granting of an indemnity as is approved by the Managers.

ARTICLE III

CAPITAL CONTRIBUTIONS; ALLOCATIONS AND DISTRIBUTIONS

Section 3.1   Capital Account; Capital Contributions.  The Capital Accounts of each Member shall be computed in accordance with Section 7.2.  Notwithstanding the foregoing, the initial Capital Accounts of the Members shall be set forth as on Schedule 3.1 and adjusted on the same basis as the initial Capital Accounts were determined to reflect (grossed-up) any additional payments made by MDC for its interest pursuant to the Purchase Agreement.

Section 3.2   Withdrawal and Return of Capital Contribution.  No Member shall have the right to receive or withdraw its Capital Contribution except to the extent, if any, that any distribution made pursuant to the express terms of this Agreement may be considered as such by law or as expressly provided for in this Agreement.

Section 3.3   Allocation of Profits and Losses.

(a)                                  Except as otherwise provided in this Section 3.3, all Profits and Losses of the Company (as such terms are defined in Section 13.1 hereof) for any calendar year shall be allocated and charged to the Members for income tax purposes (including without limitation the capital account maintenance regulations under Section 704(b) of the Code) as follows:

(i)                                     Profits shall be allocated as follows:

(A)                              First, pro rata to those Members to whom PBT (as such term is defined in Section 13.1) for such calendar year and each prior calendar year since the Effective Time has been allocated under Section 3.5 until the excess of the allocation to each such Member of Profits under this Section 3.3(a)(i)(A) over any allocation to each such Member of Losses under Section 3.3(a)(ii)(B) for such calendar years equals the amount of PBT so allocated to each such Member during such calendar years; and

(B)                                Thereafter, to the Members in accordance with the number of Units owned by each.

(ii)                                  Losses shall be allocated as follows:

(A)                              First, to the extent that Profits allocated under Section 3.3(a)(i)(B) over Losses previously allocated under this Section 3.3(a)(ii)(A) exceed distributions made in accordance with the number of Units owned by each Member under Section 3.4(a)(iv), to the Members in the proportion in which such excess was allocated;

(B)                                Second, to the extent that Profits allocated under Section 3.3(a)(i)(A) over Losses previously allocated under this Section 3.3(a)(ii)(B) exceed distributions under Sections 3.4(a)(i), (ii) or (iii), as applicable, to the Members in the proportion in which such excess was allocated;

(C)                                Third, to the Members in accordance with the number of Units owned by each.

(b)                                 Special Allocations and Limitations

(1)                                  In the event a Member unexpectedly receives in any taxable year any adjustments, allocations, or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) which cause or increase an Adjusted Capital Account Deficit (as defined in Section 13.1) of such Member, items of Company income and gain shall be specially allocated to such Member in such taxable year (and, if necessary in subsequent taxable years), in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 3.3(b)(1) shall be made only if and to the extent that the Members would have an Adjusted Capital Account Deficit after all the allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(b)(1) were not in the Agreement.

(2)                                  In the event any Member has an Adjusted Capital Account Deficit at the end of any taxable year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), the Member shall be specially allocated items of the Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(b)(2) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article III have been tentatively made as if Section 3.3(b)(1) hereof and this Section 3.3(b)(2) were not in the Agreement.

(3)                                  Notwithstanding the provisions of Section 3.3(a), in no event shall Losses of the Company be allocated to a Member if such allocation would result in such Member’s having an Adjusted Capital Account Deficit at the end of any taxable year.  All Losses in excess of the limitation set forth in this Section 3.3(b)(3) shall be allocated to the Members with positive balances in their Capital Accounts, as a class pro rata in proportion to such positive balances.

(4)                                  To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Section 734(b) or Section 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specifically allocated to the Members in accordance with their interests in the Company in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(5)                                  The allocations set forth in Sections 3.3(b)(1), (2), (3) and (4) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations promulgated under Section 704 of the Code.  The Regulatory Allocations shall be taken into account in allocating other Profits, Losses, and items of income, gain, loss, and deduction to each Member so that, to the extent possible, and to the extent permitted by Treasury Regulations, the net amount of such allocations of other Profits, Losses, and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each Member if the Regulatory Allocations had not been made.

(6)                                  The respective interests of the Members in the Profits, Losses, or items thereof shall remain as set forth above unless changed by amendment to this Agreement or by an assignment of a Unit authorized by the terms of this Agreement.  Except as otherwise provided herein, for tax purposes, all items of income, gain, loss, deduction, or credit shall be allocated to the Members in the same manner as are Profits and Losses; provided, however, that with respect to property contributed to the Company by a Member, such items shall be shared among the Members so as to take into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with Section 704(c) of the Code.

(7)                                  The Capital Accounts of all Members shall be adjusted pursuant to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv)(f) upon the circumstances set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(5).  Corresponding adjustments shall be made as provided for under Treasury Regulation 1.704-1(b)(2), including Section 1.704-1(b)(2)(iv)(g).

(c)                                  Other Special Allocations.  The following special allocations shall be made in the following order:

(1)                                  Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain (as defined in Section 13.1) during any fiscal year, each Member shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Section 1.704-2(g) of the Treasury Regulations.  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Treasury Regulations.  This Section 3.3(c)(1) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

(2)                                  Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Member Nonrecourse Debt Minimum Gain (as defined in Section 13.1) attributable to a Member Nonrecourse Debt (as defined in Section 13.1) during any fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations.  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations.  This Section 3.3(c)(2) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

(3)                                  Nonrecourse Deductions (as defined in Section 13.1) for any fiscal year shall be specially allocated among the Members in proportion to their allocable Profits.

(4)                                  Any Member Nonrecourse Deductions (as defined in Section 13.1) for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

(5)                                  Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Section 1.752-3(a)(3) of the Treasury Regulations, the Members’ interests in Company profits are in proportion to their allocable Profits, and, for purposes of allocating Nonrecourse Liabilities (as defined in Section 13.1) of the Company among the Members pursuant to Treasury Regulation

Section 1.752-3(a)(3), the parties agree that each Member’s interest in Company profits shall be in proportion to their allocable Profits.

(6)                                  To the extent permitted by Section 1.704-2(h)(3) of the Treasury Regulations, the Members shall endeavor to treat distributions of funds as having been made from the proceeds of a Nonrecourse Liability (as defined in Section 13.1) or a Member Nonrecourse Debt (as defined in Section 13.1) only to the extent that such distributions would otherwise cause or increase an Adjusted Capital Account Deficit for any Member.

(7)                                  For purposes of determining the character (as ordinary income or capital gain) of any Profits allocated to the Members pursuant to this Section 3.3, such portion of Profits that is treated as ordinary income attributable to the recapture of depreciation shall, to the extent possible, be allocated among the Members in the proportion which (i) the amount of depreciation previously allocated to each Member bears to (ii) the total of such depreciation allocated to all Members.  This Section 3.3(c)(7) shall not alter the amount of allocations among the Members pursuant to this Section 3.3, but merely the character of income so allocated.

(d)                                 The Members are aware of the income tax consequences of the allocations described, and hereby agree to be bound by the provisions of Section 3.3 in reporting their respective shares of Company income and loss for income tax purposes.

(e)                                  It is the intention of the Company and its Members that the Company be taxed as a partnership for all purposes of the Code and similar income tax laws.

(f)                                    All matters concerning the valuation of securities, the allocation of profits, gains and losses among the Members, including the taxes on those profits, gains and losses, and accounting procedures, not specifically and expressly provided for by the terms of this Agreement, shall be determined in good faith by the Managers with regard to their fiduciary duty to the Members, whose determination in accordance with the terms hereof shall be final, binding and conclusive upon all of the Members.

(g)                                 In connection with the exercise of a Put or a Call with respect to Class B Units pursuant to Article X hereof, any Profits attributable to such Class B Units arising after the date of exercise of the applicable Put or Call shall be allocated to the transferee of such Class B Units so long as the closing of such transfer occurs.

Section 3.4   Distributions.

(a)                                  Subject to the making of the Tax Distributions (as defined in clause (d) below) and Accrued Distributions (as defined in clause (e) below), if any, to the extent permitted by the Act, the Company shall make distributions as follows:

(i)                                     first, 100% to the holders of the Class A Units in an amount equal to the sum of (a) the allocation to such holders of PBT under Section 3.5(a)(i) for such calendar year plus (b) the Class A Distribution Shortfall Amount (as defined in Section 13.1) for such year;

(ii)                                  second, following the distribution pursuant to clause (i) above, 100% to the holders of the Class B Units in an amount equal to the sum of (a) the allocation to such holders of PBT under Section 3.5(a)(ii) for such calendar year plus (b) the Class B Distribution Shortfall Amount (as defined in Section 13.1) for such year;

(iii)                               third, following the distributions pursuant to clauses (i) and (ii) above, 100% to the Members in accordance with any other amounts which have been allocated pursuant to either or both of Section 3.5(a) and Section 3.5(b) and which have not previously been distributed, with any distributions under this clause (iii) first being applied to the allocation of PBT for the earliest year or period for which PBT has been allocated but has not been fully distributed (using a first in-first out approach); and

(iv)                              fourth, following distributions pursuant to clauses (i), (ii) and (iii) above, 100% to the members pro rata in accordance with the number of Units owned by each.

It is the intention of the Members that, subject to clause (b) below, the Company shall generally make Distributions as described in 3.4(a)(i), (ii) and (iii) above on a quarterly basis, generally in arrears of no more than 90 days, based upon the financial statements and the then-current forecasts prepared in good faith by the officers of the Company and its subsidiaries and taking into account the ongoing capital requirements of the Company.  Determinations as to the amount of such distributions shall be made by MDC in good faith after consultation with Zyman.  Furthermore, in the event that MDC reasonably anticipates that, based on the financial statements and then-current forecasts of the Company and its subsidiaries, the Company will be able to make distributions in an amount equal to the amount set forth in Section 3.4(a)(i) above during a given calendar year, MDC will in good faith cause the Company to make distributions to the holders of the Class B Units towards the amount set forth in Section 3.4(a)(ii) prior to the end of such calendar year, at such times and in such amounts as MDC may in good faith determine.

(b)                                 Any distribution of funds prior to the end of the fiscal year in which such funds came into possession of the Company (including any Tax Distribution, but excluding any Accrued Distribution) shall be treated as a non-interest-bearing loan (a “draw”) from the Company to each Member receiving such draw and shall be deemed repaid by reducing the amount of each subsequent distribution to the Member receiving such draw pursuant to this Section 3.4(b) by the lesser of (i) the entire amount otherwise distributable to the Member receiving such draw, and (ii) the entire amount of any unrepaid draws pursuant to this Section 3.4(b).  For purposes of this clause, a Selling Member (as defined below) and any transferee of such Selling Member shall be treated as a single Member with respect to the Units transferred by such Selling Member to such transferee.

(c)                                  All amounts withheld pursuant to the Code and Tax Regulations or any provision of any state or local tax law with respect to any payment, distribution, or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Section 3.4 for all purposes under this Agreement.  The Managers are authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any Federal, state, or local government any amounts required to be so withheld pursuant to the Code and Tax Regulations or any provisions of any other Federal, state, or local law, and shall allocate any such amounts to the Members with respect to which such amount was withheld.  Notwithstanding any other provision in this Agreement, prior to the making any such distribution, the Managers in their sole discretion may require the delivery to the Managers from each or any potential distributee such evidence as the Managers may reasonably request evidencing the absence of any third-party claims with respect to such potential distribution.

(d)                                 Notwithstanding anything in this Agreement to the contrary, in preference to any other distributions pursuant to this Section 3.4, the Members shall cause the Company to distribute cash of the Company to its Members on a quarterly (or other reasonable) basis equal to the product of (i) each Member’s distributive share of the Company’s taxable income (determined without regard to the election made under Section 754 of the Code) for the current year and (ii) the maximum individual tax rates for federal taxpayers and Georgia taxpayers (the “Tax Distributions”); provided, that, no Member will receive a Tax Distribution unless such Member’s allocation of the Company’s taxable income exceeds all prior cumulative allocations of the Company’s taxable losses and provided further that if a Member receives a Tax Distribution for a particular year that is greater than any distribution to which that Member is entitled under Section 3.4(a), that Member will contribute to the Company an amount equal to the portion of the aggregate amount of any Tax Distribution(s) received by such Member which exceed the amount of tax which is calculated as provided above and is attributable to such Member’s allocable share of the Company’s taxable income for such year.  For purposes of Section 3.4(a) hereof, a Tax Distribution shall be deemed to be a distribution at the time of such Tax Distribution and shall reduce the amount of each subsequent distribution to any Member receiving such Tax Distribution by the amount of any such Tax Distribution.

(e)                                  Exhibit 3.4(e) hereto sets forth the portion of “5% Equity” (as set forth on the Closing Balance Sheet (as defined in the Purchase Agreement)) allocated to each of the Persons set forth on such exhibit (such exhibit, the “Pre-Closing Member Schedule”).  No later than 5 days after the finalization of the Closing Balance Sheet pursuant to Section 5.11 of the Purchase Agreement, the Company shall update the Pre-Closing Member Schedule to set forth the final amount of 5% Equity and Dividends Payable (as each such term is defined in the Purchase Agreement) on the Company’s Closing Balance Sheet and the portion of each such amount allocated to each of the Persons listed on such schedule.  Notwithstanding anything to the contrary in this Agreement, prior to any distribution pursuant to Section 3.4(a) but in accordance with the last paragraph of Section 3.4(a), the Company shall distribute cash to the Persons set forth on the Pre-Closing Member Schedule in the amounts set forth opposite each such Person’s name (collectively, the “Accrued Distributions”).  Such amounts shall be distributed first, in satisfaction of the 5% Equity amounts and second in satisfaction of the Dividends Payable amounts allocated to each such Person.

(f)                                    Notwithstanding anything in this Agreement to the contrary, any PBT which has been allocated to the transferred Units of a Selling Member pursuant to Section 3.5(c) shall, subject to Section 3.4(b), be distributed to such Selling Member in accordance with Section 3.4(a) as if such Selling Member owned Units.

Section 3.5   Allocation of PBT.

(a)                                  PBT for purposes of this Agreement shall be allocated for each Distribution Period Calendar Year as follows:

(i)                                     first, 100% to the holders of the Class A Units until the holders of Class A Units have been allocated the Preferred Return Amount and any Class A PBT Shortfall Amount with respect to such Distribution Period Calendar Year;

(ii)                                  second, 100% of any remaining PBT after giving effect to the allocations outlined in clause (i) above to the holders of Class B Units until the holders of Class B Units have been allocated an amount equal to the Class B Catch-Up Amount;

(iii)                               third, (x) in the event that the PBT Margin for such Distribution Period Calendar Year is at least 30%, 100% of any remaining PBT after giving effect to the allocations outlined in clauses (i) and (ii) above to the Members pro rata in accordance with the number of Units owned by each Member until the Members have been allocated an amount equal to the product of 30% and the Revenues for such Distribution Period Calendar Year and any remainder in accordance with clause (iv) below and (y) in the event that the PBT Margin for such Distribution Period Calendar Year is less than 30%, 100% of any remaining PBT after giving effect to the allocations outlined in clauses (i) and (ii) above to the Members pro rata in accordance with the number of Units owned by each Member; and

(iv)                              fourth, (x) for the first two Distribution Period Calendar Years and the portion of the third Distribution Period Calendar Year ending on the second anniversary of the Effective Time (such date, the “Second Anniversary”) 100% of any remaining PBT after giving effect to the allocations outlined in clauses (i), (ii) and (iii) above to the Members, allocated 25% to the holders of the Class A Units and 75% to the holders of the Class B Units and (y) for the remaining Distribution Period Calendar Years (including the portion of the third Distribution Period Calendar Year following the Second Anniversary), 100% of any remaining PBT after giving effect to the allocations outlined in clauses (i), (ii) and (iii) above to the Members, allocated 30% to the holders of the Class A Units and 70% to the holders of the Class B Units, in each case pro rata in accordance with the number of Units of such class owned by each Member.

(b)                                 PBT for purposes of this Agreement shall be allocated for any Post Distribution Period Calendar Year to the Members pro rata in accordance with the number of Units owned by each Member.

(c)                                  Notwithstanding anything in this Agreement to the contrary, in the event that a Member transfers any Units (such Member, a “Selling Member”), then, with respect to the calendar year in which such transfer occurred, the Company shall allocate PBT to such Selling Member’s transferred Units in accordance with Sections 3.5(a) and 3.5(b) above pro rata based on the number of days elapsed in such calendar year from the first day of such calendar year through the date of such transfer relative to a 365-day year and pro rata to the transferee based on the remainder of the number of days in such calendar year subsequent to the date of transfer.

ARTICLE IV

MANAGEMENT

Section 4.1   Management of the Company.

(a)                                  Except to the extent otherwise provided for herein, the powers of the Company shall be exercised by and under the authority of, and the business and affairs of the Company shall be managed under, the direction of the Managers of the Company. Notwithstanding the foregoing or any other provisions hereof to the contrary, for as long as Zyman and the Management Unitholders own Class B Units representing at least 20% of the outstanding Units, the taking of any of the actions listed in clauses (i) through (xi) below shall require the consent of holders of a majority of the Class B Units.

(i)                                     a sale, lease or other disposition of all or substantially all of the assets or business of the Company, except in connection with (x) a sale, lease or other disposition of all or substantially all of the assets or business or stock of MDC or MDC Partners, including pursuant to merger, consolidation, amalgamation or similar transaction, (an “MDC Sale”) or (y) an MDC Financing (as defined in Section 4.1(f) hereof) or the exercise of a default remedy under any agreement entered into in connection with an MDC Financing;

(ii)                                  a merger, consolidation or amalgamation of the Company or any of its subsidiaries with and into another Person or of another Person with and into the Company or any of its subsidiaries;

(iii)                               the authorization or issuance of additional Class A Units, Class B Units or other equity ownership interests in, or the granting of any other rights to participate in the proceeds of the sale of assets of the Company which are dilutive to the Class B Unitholders; or the incurring of debt for borrowed money in excess of the amount provided for in the approved annual operating budget or capital expenditure budget, except in connection with borrowings under the terms and conditions of the MDC

Cash Management Program (and in compliance with Section 4.1(d) below); provided, that the agreement of MDC and holders of a majority of the Class B Units shall not be required in connection with issuances of Units to employees of the Company and its subsidiaries from time to time so long as such issuances represent in the aggregate no more than 10% of the fully-diluted Units outstanding; and provided, further, that no approval shall be required in connection with issuances of Units contemplated by this Agreement and the Purchase Agreement;

(iv)                              a material acquisition by the Company or any of its subsidiaries of the stock, assets or business of another Person or any investment by the Company of funds or other assets in another Person (other than money market investments or their equivalent);

(v)                                 except as permitted under Section 14.4 hereof, an amendment or modification to the Certificate or this Agreement;

(vi)                              the payment by the Company or any of its subsidiaries of any management fee to any Member or one of such Member’s Affiliates;

(vii)                           a relocation of the Company’s primary offices outside of the Atlanta metropolitan area;

(viii)                        entering into any business other than, or any transaction outside of, the normal business activities of the Company and any of its subsidiaries and related activities other than in connection with a transfer by MDC or any of its Affiliates of their respective interests in the Company to another wholly-owned subsidiary of MDC Partners;

(ix)                                the making of any loan to any employee of the Company or any of its subsidiaries other than reasonable travel and business expense advances in the ordinary course and consistent with past practices exceeding $10,000, in the aggregate, at any one time outstanding, other than any loans contemplated by Article X hereof;

(x)                                   any change in the name of the Company; and

(xi)                                the delegation to any Manager or to any committee of the Board of Managers of the Company or any subsidiary or to any officer of the Company or any subsidiary the power to take any of the actions referred to in the foregoing clauses before obtaining the authorization required by this Section;

provided that, notwithstanding anything in the foregoing to the contrary, nothing in this clause (a) shall require the consent of the holders of the Class B Units in connection with or related to a purchase of Units by the Company or MDC pursuant to Article X hereof (including, without limitation, any incurrence of indebtedness in connection therewith) or any subsequent sale or issuance of an equal number of Units, options to purchase an equal number of Units or other equity-based awards with respect to an equal number of Units by MDC or the Company to any employee, director or consultant of the Company.

(b)                                 As long as this Agreement is in full force and effect, the Company shall keep on file at its principal office a copy of this Agreement. The Company shall make such copy available to any Member during normal business hours and upon reasonable advance written notice.

(c)                                  As long as this Agreement is in full force and effect, the Company and the Members agree that they shall cause any and all subsidiaries of the Company to comply with the provisions of this Section 4.1 to the extent such provisions are applicable to such subsidiary.

(d)                                 The parties hereto further agree that the operations of the Company and its subsidiaries shall be conducted (i) to participate in the overall cash management and banking program of MDC Partners as set forth on Schedule 4.1(d) hereto (the “MDC Cash Management Program”), and (ii) to comply on a timely basis with the financial reporting and budgeting procedures, as well as internal controls over financial reporting, of MDC Partners as from time to time in effect, which procedures require the approval of an annual operating budget, capital expenditure budget and cash flow projections and require management of operating companies to seek approval prior to material deviations from such budgets.  If any Affiliate of MDC Partners (other than the Company or any of its subsidiaries) fails to meet its obligations under the MDC Cash Management Program, then MDC Partners shall satisfy such obligations to the extent that such Affiliate failed to do so.

(e)                                  The parties hereto further agree that the Company shall hereby adopt, and shall take appropriate steps to cause the employees of the Company to comply with, the Code of Conduct of MDC Partners, as the same may be amended from time to time.

(f)                                    Notwithstanding anything to the contrary contained in this Agreement, in consideration for the payment of the Purchase Price under Section 2.1 of the Purchase Agreement and for other good and valuable consideration, the parties hereto hereby (i) agree that MDC Partners and/or any of its Affiliates, in connection with its or any of its Affiliates’ current or future credit facilities, debt offerings (including, without limitation, senior, subordinated or mezzanine debt issued in a public offering or a Regulation S or Rule 144A private placement) or any other debt agreements, shall be entitled to: (w) pledge or grant a security interest in or otherwise have a lien placed upon MDC’s Membership Interests; (x) pledge or grant a security interest in or otherwise have a lien placed upon the assets and properties of the Company and/or its subsidiaries; (y) assign all of its rights, benefit, title and interest in the Company and distributions therefrom, including, without limitation, all rights and claims pursuant to and under any Put or Call to, or to an agent or representative on behalf of, its bank or lender or group of banks or group of lenders or holders of its other senior debt (as applicable and collectively, the “Lender”); and (z) have the Company and/or its subsidiaries provide guarantees and such other ancillary security and related documentation as reasonably required by the Lender from time to time (the items in (w), (x), (y) and (z) being collectively referred to as an “MDC Financing”); and (ii) consent unconditionally to (x) the granting of all security and the execution of all documents required in connection with an MDC Financing and the enforcement thereof, where applicable, by the Lender; and (y) any transaction by which the Lender becomes the absolute legal and beneficial owner of any Membership Interests which have been pledged or assigned by it.

(g)                                 MDC Partners shall cause sufficient working capital to be made available to the Company as shall be determined by the Board of Managers to be reasonably necessary to execute upon its approved annual operating and capital expenditure budgets, but in no event shall MDC Partners or any of its Affiliates be required to fund losses of the Company or any of its subsidiaries.  Such working capital shall be provided to the Company on terms consistent with the MDC Cash Management Program and accordingly, neither MDC nor any of its Affiliates shall be required to provide working capital in the event that the consolidated cash balance of the Company in the MDC Cash Management Program is negative.

(h)                                 The Company shall comply with all applicable federal, state and local laws and the Company shall provide reasonable assistance to MDC and its Affiliates in their compliance with all applicable federal, state and local laws, including without limitation, the provisions of the Sarbanes-Oxley Act of 2002, as amended from time to time.  The Company shall use its reasonable best efforts to undertake the actions recommended in the 404 Report (as defined in the Purchase Agreement).

Section 4.2   Authority of Managers.  Except as set forth below, unless specifically authorized by a resolution duly adopted by the Managers, no Manager, solely in his capacity as a Manager, shall have the authority or power to act as agent for or on behalf of the Company or any other Manager, to do any act which would be binding on the Company or any other Manager, to incur any expenditures on behalf of or for the Company, or to execute, deliver and perform any agreements, acts, transactions or other matters on behalf of the Company.

Section 4.3   Number and Qualifications of Managers.  As long as Sergio Zyman is the Chief Executive Officer of the Company, there shall be seven Managers of the Company of which MDC shall be entitled to appoint four Managers and Zyman shall be entitled to appoint three Managers, one of whom shall be Sergio Zyman (each Manager appointed by Zyman must be a full-time employee of the Company or one of its subsidiaries) and, in the event that Sergio Zyman is no longer the Chief Executive Officer of the Company, and for so long as the Management Unitholders own at least 5% of the outstanding Units, the Management Unitholders shall be entitled to appoint one Manager (who must be a full-time employee of the Company) and MDC shall be entitled to appoint two additional Managers or, at MDC’s election, the number of Managers shall be reduced to five.  Thereafter, the Managers shall be elected in accordance with Section 4.4.  No decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager.  None of the Managers need be Members of the Company or residents of the State of Delaware.  The initial designees of MDC are Miles Nadal, Graham Rosenberg, Steven Berns and Mitchell Gendel.  The initial designees of Zyman are Sergio Zyman, Lee White and Craig Binkley.

Section 4.4   Election and Term of Service.  At each annual meeting of Members held in accordance with this Agreement, the Members may elect Managers to serve until the next succeeding annual meeting.  Subject to Section 4.3, the individuals receiving the greatest number of votes (determined by number of Units cast in favor) shall be the Managers.  Cumulative voting for the election of Managers shall not be permitted.  Each Manager elected shall serve as Manager for the term for which he is elected and until his successor shall have been elected by the Members and qualified or until his earlier death, resignation, retirement, disqualification or removal in accordance with this Agreement.

Section 4.5   Removal; Filling of Vacancies.  As long as Sergio Zyman is the Chief Executive Officer or the Management Unitholders own at least 5% of the outstanding Units, only MDC can remove and replace its appointed Managers and only Zyman or the Management Unitholders, as the case may be, can remove and replace its or their respective appointed Managers.  Following such time as SZ ceases to be Chief Executive Officer of the Company and the Management Unitholders cease to own at least 5% of the outstanding Units, the Members by the required vote as set forth in Section 5.5 shall be entitled to remove any Manager and to elect for the unexpired term of such Manager so removed another individual.  Upon the resignation, retirement or death of any of the Managers of the Company, subject to Section 4.3, the Members by the required vote as set forth in Section 5.5, shall be entitled to elect another Person for the unexpired term of such Manager.

Section 4.6   Place of Meetings.  Meetings of the Managers, annual, regular or special, may be held either in Atlanta, Georgia or Toronto, Ontario, unless otherwise agreed to by the Managers (including, for as long as Sergio Zyman is the Chief Executive Officer of the Company, at least one Manager appointed by MDC and one Manager appointed by Zyman).

Section 4.7   Annual Meetings.  Annual meetings of the Managers, of which no notice shall be required, shall be held at the discretion of the Managers immediately following the annual meeting of Members for the purpose of designating officers of the Company and the transaction of any other business.

Section 4.8   Regular Meetings.  The Managers shall notify each of the Members of regular meetings of the Managers, which meetings shall be held no less frequently than quarterly on the last business day of each fiscal quarter or at such times and places as may be fixed from time to time by resolution adopted by the Managers.  Except as otherwise provided by statute, any and all business may be transacted at any regular meeting.  The Managers shall be given reasonable notice of the date, time and place of any scheduled regular meeting.

Section 4.9   Special Meetings.  Special meetings of the Managers may be called by any Manager on not less than forty-eight hours’ notice to each Manager, either personally or by mail (overnight service), email, telephone, facsimile or similar communication.  Only business within the purpose or purposes described in the notice of special meeting of Managers may be conducted at the meeting.

Section 4.10   Quorum of and Action by Managers.  At all meetings of the Managers the presence of a majority of the number of Managers fixed by or in the manner provided by this Agreement shall be necessary and sufficient to constitute a quorum for the transaction of business.  Unless otherwise specifically required by law or this Agreement, the act of a majority of Managers present at a meeting at which a quorum is present shall be the act of the Managers; provided that such majority includes the affirmative vote of one MDC Manager.  If a quorum shall not be present at any meeting of the Managers, the Managers present may adjourn the meeting to another time by giving reasonable notice of the date, time and place of the adjourned meeting to all Managers. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally convened.

Section 4.11   Approval or Ratification of Acts or Contracts by Members.  The Managers, in their discretion, may submit any act or contract for approval or certification at any annual meeting of the Members, or at any special meeting of the Members called for the purpose of considering any such act or contract, and subject to the provisions of Section 4.1(a), any act or contract that shall be approved or ratified by the holders of a majority of the Units entitled to vote thereon or such greater percentage as may be provided by any other applicable provision of this Agreement shall be as valid and binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company.

Section 4.12   Action Without a Meeting.  Subject to Section 4.1(a), any action required or permitted to be taken at any meeting of the Managers may be taken without a meeting, with prior notice of such contemplated action to each of the Managers (with no requirement to provide copies to any additional persons described in Section 14.1 or otherwise), and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the minimum number of Managers that would have been required to approve such action at a meeting and the writing or writings are filed with the minutes of proceedings of the Managers.  A telegram, telex, cablegram, an email or similar transmission by a Manager, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Manager, shall be regarded as signed by the Manager for purposes of this Section 4.12.

Section 4.13   Telephone Meetings.  Any Manager may participate in any meeting of Managers by using conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 4.14   Interested Managers and Officers.  No contract or transaction between the Company and one or more of its Managers or between the Company and any other Person in which one or more of its Members, Managers or officers are shareholders, partners, members, directors, managers or officers, or have a financial or equity interest, shall be void or voidable solely for this reason, or solely because the Manager is present at or participates in the meeting of the Managers which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) all material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Managers, and the Managers in good faith authorize the contract or transaction by the affirmative vote of a majority of the disinterested Managers, even though the disinterested Managers be less than a quorum; (ii) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Members entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of a majority of the disinterested holders of Units entitled to vote thereon or such greater percentage as may be provided by any other applicable provision of this Agreement; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Managers or the Members.

Section 4.15   Manager’s Compensation.  No Manager shall be entitled to receive any compensation for attendance at meetings of the Managers or otherwise serving as a Manager. Nothing in this Agreement shall be construed to preclude any Manager from serving the Company in any other capacity and receiving proper compensation therefor.

Section 4.16   Time Devoted to Company.  The Managers shall devote such time to Company business as they deem necessary to manage and supervise the business and affairs of the Company in an efficient manner; but nothing in this Agreement shall preclude the employment of any agent, third party or Affiliate to manage or provide other services with respect to the Company’s assets or business as the Managers shall determine.

Section 4.17   Liability of Managers.  Except as expressly provided under the Act, no Manager shall be liable for the debts, liabilities, contracts or other obligations of the Company; provided, however, that each Manager shall be liable for any debts, liabilities, contracts or other obligations of the Company incurred or agreed to by such Manager without authorization and in violation of Section 4.2 of this Agreement.

Section 4.18   2005 Budget.  During calendar year 2005, the Company shall operate in accordance with the budget attached hereto as Exhibit 4.18.

ARTICLE V

MEETINGS OF MEMBERS

Section 5.1   Annual Meetings.  An annual meeting of the Members shall be held on such date, at such time and at such place as shall be determined by the Managers and stated in the notice of the meeting.  At such meeting, the Members shall elect the Managers (subject to Section 4.3 above) and transact such other business as may properly be brought before the meeting.

Section 5.2   Special Meetings.  Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, the Certificate or this Agreement, may be called by holders of at least a majority of any class of Units.  Only business within the purpose or purposes described in the notice of special meeting of Members may be conducted at the meeting.

Section 5.3   Place of Meetings.  Meetings of Members shall be held at such places, within or without the State of Delaware, as may from time to time be fixed by the Managers or as shall be specified or fixed in the respective notices or waivers of notice thereof; provided, however, the Members agree that such meetings of Members shall be held in Atlanta or Toronto, unless otherwise agreed upon by the Members.

Section 5.4   Notice of Meetings.  Written or printed notice (which may be given by email) stating the place, day and hour of each meeting of the Members and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than five nor more than fifty days before the date of the meeting, either personally, by mail or by email, by or at the direction of any Manager or individual calling the meeting, to each Member entitled to vote at the meeting; provided, however, that notice of any meeting shall not be required if all Members not receiving notice waive any and all requirements for giving notice of such meeting of the Members.

Section 5.5   Quorum of and Action by Members.  With respect to any matter, the holders of at least a majority of the Units entitled to vote on that matter, present in person or represented by proxy shall constitute a quorum of each meeting of Members for the transaction of business with respect to that matter.  Unless otherwise provided in this Agreement, the Members represented in person or by proxy at a meeting of Members at which a quorum is not present may adjourn the meeting until such time and place as may be determined by a vote of the holders of a majority of the Units represented in person or by proxy at that meeting.  At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally convened.  Except as otherwise specifically provided in this Agreement (including without limitation, the provisions of Section 4.1(a) hereof) or under applicable law, with respect to any matter the affirmative vote or consent of the holders of a majority of the Units (voting together as one class) entitled to vote on that matter and represented in person or by proxy at a meeting of Members at which a quorum is present shall be the act of the Members.  Unless otherwise provided in this Agreement, once a quorum is present at a meeting of Members, the Members represented in person or by proxy may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any Member or the refusal of any Member represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.

Section 5.6   Action Without a Meeting.  Any action required by the Act to be taken at any annual or special meeting of Members, or any action which may be taken at any annual or special meeting of Members, may be taken without a meeting, with prior notice of such contemplated action to each of the Members thereof (with no requirement to provide copies to any additional persons described in Section 14.1 or otherwise), and subject to Section 4.1(a), without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members holding a majority of all of the Units (or if a higher percentage of Units is required to take action, such higher percentage).  A telegram, telex, cablegram, an email or similar transmission by a Member, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Member, shall be regarded as signed by the Member for purposes of this Section 5.6.

Section 5.7   Telephone Meetings.  Subject to the provisions of applicable law and this Agreement regarding notice of meetings, a Member may participate in any meeting by using conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 5.7 shall constitute presence in person at such meeting, except when a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

ARTICLE VI

OFFICERS

Section 6.1   Officers.  The Managers may designate one or more individuals (who may or may not be Managers) to serve as officers of the Company.  The Company shall have such officers as the Managers may from time to time determine.  Any two or more offices may be held by the same individual.  An officer of the Company shall have the duties and responsibilities consistent with his position and shall perform such duties and responsibilities as shall from time to time be prescribed or delegated to him by the Managers, subject to the terms of any employment agreement with the Company or one of its subsidiaries to which such officer may be a party. The parties hereto hereby initially designate the following persons as officers of the Company: Sergio Zyman, Chairman and Chief Executive Officer; Jeff Pruett, Vice President, Finance, Lee White, Vice President and Chief Operations Officer, Craig Binkley, Vice President and Chief Consulting Officer, Graham Rosenberg, Vice President, and Mitchell Gendel, Secretary.  The Managers agree that the officers shall be authorized to take the actions set forth on Exhibit 6.1 hereto without further approval of the Managers.

ARTICLE VII

ACCOUNTING AND TAX MATTERS; REPORTS; BANKING

Section 7.1   Books and Records.  At all times during the continuance of the Company, the Company shall maintain and cause each of its subsidiaries, if any, to maintain, at their respective principal place of business, separate books of account that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of their respective businesses in accordance with United States generally accepted accounting principles, consistently applied from year to year (“GAAP”).  Such books of account, together with a copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company, shall be open to inspection and examination at reasonable times by each Member and its duly authorized representative for any purpose reasonably related to such Member’s interest as a Member of the Company.

Section 7.2   Capital Accounts.  Each Member’s initial individual capital account (the “Capital Account”) shall be as set forth on Schedule 3.1 and adjusted pursuant to Section 3.1.  Each Capital Account shall be maintained by the Company for each Member as provided below:

(a)                                  Each Member’s Capital Contributions when made shall be credited to such Member’s Capital Account.  The Capital Account of each Member shall, except as otherwise provided in this Agreement, be (i) credited with the amount of cash and the fair market value of any property contributed to the Company by such Member or its predecessor in interest (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), (ii) credited with the amount of any Profits or items of income allocated to such member under Section 3.3 or its predecessor in interest for federal income tax purposes, (iii) debited by the amount of any Loss or items of deductions allocated to such member under Section 3.3 or its predecessor in interest for federal income tax purposes, and (iv) debited by the amount of cash or the fair market value of any property distributed to such Member its predecessor in interest (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code).  Immediately prior to any distribution of property by the Company, the Members’ Capital Accounts shall be adjusted, as required by Treasury Regulation Section 1.704-1(b)(2).

(b)                                 Any adjustments of basis of Company property provided for under Sections 734 and 743 of the Code and comparable provisions of state law (resulting from an election under Section 754 of the Code or comparable provisions of state law) shall not affect the Capital Accounts of the Members except to the extent required by Treasury Regulation § 1.704-1(b)(2)(iv)(m), and the Members’ Capital Accounts shall be debited or credited pursuant to the terms of this Section 7.2 as if no such election had been made.

(c)                                  It is the intention of the parties that the Capital Account of each Member be kept in the manner required under Treasury Regulation § 1.704-1(b)(2)(iv).

(d)                                 Capital Accounts shall be adjusted, in a manner consistent with this Section 7.2, to reflect any adjustments in items of Company Profits, Losses, income, gain or deduction that result from amended returns filed by the Company or pursuant to an agreement by the Company with the Internal Revenue Service or a final court decision.

(e)                                  The “Unit Capital Account” of any Unit owned by a Member shall be equal to the Capital Account of such Member divided by the number of Units owned by such Member.  Upon a transfer of Class B Units pursuant to Article X hereof, an allocable portion of the Class B Member’s Capital Account with respect to such Class B Units shall be transferred to the purchaser of such Units.

Section 7.3   Tax Matters Partner.  The Managers shall appoint one of the Members as the tax matters partner (“TMP”) under Section 6231 of the Code, and until the Managers shall appoint another Member, such TMP shall be MDC.  The TMP shall inform each other Member of all significant tax matters that may come to its attention (including, without limitation, any tax audits of the Company) and shall forward to each other Member copies of all written communications it may receive in that capacity.  The TMP will permit each Member to participate in any conferences or meetings with any taxing authority relating to any tax audit of the Company and any subsequent administrative or judicial proceedings.  Nothing in this Section 7.3 shall limit the ability of any Member to take any action in its individual capacity with respect to tax audit matters that is left to the determination of an individual Member under Sections 6221 through 6233 of the Code or under any similar state or local provision.  The TMP shall be entitled to the indemnification provided by the Company as set forth in Article XI.

Section 7.4   Tax Elections.  The TMP shall make the following elections on behalf of the Company:

(a)                                  To elect the fiscal year ending December 31 as the Company’s fiscal year;

(b)                                 To elect the accrual method of accounting and partnership tax treatment;

(c)                                  To elect, in accordance with Sections 195 and 709 of the Code and applicable Treasury Regulations and comparable state law provisions, to treat all organization costs of the Company as deferred expenses amortizable over 180 months;

(d)                                 To elect under Section 754 of the Code to adjust the basis of the Company’s assets pursuant to Sections 734 and 743 of the Code; and

(e)                                  To elect with respect to such other federal, state and local tax matters as the Managers shall determine from time to time.

Section 7.5   Bank Accounts; Investment of Company Funds.  The Managers shall cause one or more accounts to be maintained in the name of the Company in one or more banks, which accounts shall be used for the payment of expenditures incurred in connection with the business of the Company and in which shall be deposited any and all receipts of the Company.  All amounts shall be and remain the property of the Company and shall be received, held and disbursed for the purposes specified in this Agreement.  There shall not be deposited in any of such accounts any funds other than funds belonging to the Company, and no other funds shall in any way be commingled with such funds.  The Managers may invest or cause to be invested the Company funds in any manner which the Managers deem appropriate, in their discretion, and is consistent with prudent business practices.  Notwithstanding anything in this Section 7.5 to the contrary, the Company and/or its subsidiaries shall maintain such accounts and deposit the funds of the Company and its subsidiaries in such manner as may be required or advisable in connection with (i) the MDC Cash Management Program during the Company’s participation in the program or (ii) an MDC Financing.

Section 7.6   Signature of Negotiable Instruments.  All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents, and in such manner, as are permitted by this Agreement and as from time to time may be prescribed by resolution (whether general or special) of the Managers.

ARTICLE VIII

COVENANTS OF THE MEMBERS

Section 8.1   Independent Accountants.  Notwithstanding anything to the contrary in this Agreement, MDC shall be entitled to appoint the independent public accountants of the Company to audit the Company’s financial statements.

ARTICLE IX

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 9.1   Dissolution.  The Company shall be dissolved upon the first to occur of either of the approval of the Members or the entry of a decree of judicial dissolution under the Act.  As promptly as possible following the occurrence of either of the foregoing events effecting the dissolution of the Company, a Manager of the Company shall execute a statement of intent to dissolve, in such form as shall be prescribed by the Secretary of State of Delaware.

Section 9.2   Liquidation.  Upon dissolution of the Company, the Members shall appoint a Manager as liquidating trustee, who shall immediately commence to wind up the Company’s affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the

Members to minimize the normal losses attendant upon a liquidation.  After making payment or provision for all debts and liabilities of the Company, if determined to be necessary under the circumstances by the Managers, the Members’ Capital Accounts shall be adjusted by debiting or crediting each Member’s Capital Account with its respective share of the hypothetical gains or losses resulting from the assumed sale of all remaining assets of the Company for cash at their respective fair market values as of the date of dissolution of the Company in the same manner as gains and losses on actual sales of such properties are allocated under Section 3.3 hereof.  Any distribution to the Members in liquidation of the Company shall be made by the later of the end of the taxable year in which the liquidation occurs or 90 days after the date of such liquidation.  Notwithstanding any provisions in this Agreement to the contrary, no Member shall be obligated to restore a deficit balance in its Capital Account at any time.  The proceeds of liquidation shall be distributed, as realized, in the manner provided in the Act, pursuant to Section 3.4.  Subject to the immediately following sentence, the Members shall continue to share Profits and Losses during liquidation in the same proportions, as specified in Section 3.3 hereof, as before liquidation.  Notwithstanding anything to the contrary herein, the Managers shall in their good faith discretion (and in a manner which reflects the economic interests of the Members consistent with the intent of the transactions set forth in this Agreement and the Purchase Agreement) allocate items of income, gain, deduction, and loss for the year of liquidation (and for earlier years if necessary to the extent then possible) so as to give Members positive Capital Account balances, immediately before the distributions provided for in the second preceding sentence, equal to the amount (if any) that would be distributed to Members if distributions were made in accordance with Section 3.4(a) hereof.  In the event that such Manager is unable to perform in his capacity as liquidating trustee due to bankruptcy, dissolution, death, adjudicated incompetency or any other termination of such Manager as an entity, the liquidating trustee shall be a Person approved by the unanimous vote of the Membership Interests.  With respect to this provision, the term “liquidation” shall have the same meaning as set forth in Treasury Regulation §1.704-1(b)(2)(ii) as in effect at such time, provided that the events specified in Section 10 shall not be deemed a “liquidation”.

Section 9.3   Termination.  The Company shall terminate when all of the assets of the Company have been distributed in the manner provided for in this Article IX, and the Certificate shall have been canceled in the manner required by the Act.

Section 9.4   Claims of the Members.  Members and former Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member.

ARTICLE X

RESTRICTIONS ON TRANSFERS; LIQUIDITY RIGHTS

Section 10.1   Transfer by the Members.

(a)                                  Except as provided in the next sentence, no holder of Class B Units shall directly or indirectly sell, transfer, assign, pledge, encumber, hypothecate, distribute, dividend or similarly dispose of, either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation, distribution, dividend or similar disposition of (collectively, “transfer”) any Class B Unit without the consent of MDC (which shall not be unreasonably withheld in connection with a transfer to any trust for the benefit of a holder of Class B Units or his or her immediate family for estate planning purposes), except in a transaction pursuant to this Article X.  Class A Units and any Class B units held by MDC or its transferees shall be freely transferable, directly or indirectly, without restriction.

(b)                                 Notwithstanding anything in the foregoing to the contrary, a Management Unitholder may offer to sell any or all of its Class B Units (for purposes of this Section 10.1, the “Subject Units”) to the following Persons in accordance with the following procedures:

(i)                                     such Management Unitholder shall first offer to sell such Subject Units to the Company and the Company shall have the exclusive right to purchase such Subject Units for a period of 30 days following the later of (x) the receipt of the notice referred to in Section 10.1(c) and (y) the day that is six months and one day after such Subject Units were acquired by the Management Unitholder; and

(ii)                                  in the event that not all of the Subject Units are purchased pursuant to clause (i) above by the end of the period specified therein, such Management Unitholder shall offer to sell such unsold Subject Units to MDC and MDC shall have the exclusive right to purchase such Subject Units for a period of 30 days following the termination of the period set forth in clause (i) above.  For purposes of this Section 10.1, the Persons described in clauses (i) and (ii) are known collectively as the “Purchasers”.

(c)                                  In order for a Management Unitholder to exercise its right to sell its Class B Units pursuant to Section 10.1(b), such Management Unitholder shall deliver a written notice to the Company of its intention to sell its Units pursuant to this Section 10.1, which notice shall set forth the number of Subject Units being offered for sale and the FMV (as defined in Section 10.10) per Unit (which may be the most recent determination made by the Board of Managers).    Each Purchaser may exercise its rights under this Section 10.1 by delivering a written notice to the selling Management Unitholder.  The purchase and sale of the Units upon the exercise of an offer to sell pursuant to Section 10.1(b) shall be made in accordance with the applicable provisions of Section 10.10.

Section 10.2   Five Year Call; Five Year Put; Eight Year Call.

(a)                                  Subject to Section 10.2(d), at any time during the period commencing on the fifth anniversary of the Effective Time and ending, solely in the case of the Management Unitholders, on the day prior to the eighth anniversary of the Effective Time (such period being referred to herein as the “Fifth Anniversary Call Period”) (it being understood that with respect to Zyman, the right of MDC to call the Special Zyman Units shall continue indefinitely), MDC shall have the right (but not the obligation), exercisable no more than once in any twelve-month period (but which may be exercised for all or a portion of such Units upon each such exercise)

with respect to each of Zyman and each Management Unitholder, to require Zyman and each Management Unitholder to sell to it (such right, the “Call”), in the case of Zyman, up to an aggregate of 2,750,000 Units (such number of Units, the “Special Zyman Units”) from time to time, and in the case of each Management Unitholder, up to an aggregate of such Management Unitholder’s Pro Rata Portion (as defined in Section 13.1) of 3,250,000 Units during the Fifth Anniversary Call Period (such Call, the “Five Year Call”); provided that MDC shall not be entitled to Call any Units from a Member until the day that is six months and one day after the date on which such Units were acquired by such Member.  MDC may exercise the Five Year Call by delivering written notice of exercise (a “Call Exercise Notice” (which term shall apply to any notice of exercise of a Call pursuant to this Article X)) to Zyman at any time on or after the fifth anniversary of the Effective Time and to the Management Unitholders during the Fifth Anniversary Call Period.  The purchase and sale of Units upon the exercise of a Five Year Call shall be made in accordance with the applicable provisions set forth in Section 10.10.  Any Call Exercise Notice delivered pursuant to this section or any other relevant section of this Article X shall set forth the number of Units subject to the Call.  The Special Zyman Units subject to the Five Year Call at any time shall be reduced by any Special Zyman Units purchased by MDC pursuant to Section 10.2(b).

(b)                                 Subject to Section 10.2(d), at any time commencing on the fifth anniversary of the Effective Time and so long as, prior to such date, SZ has not been terminated under any of the circumstances described in Section 10.4(a) (it being understood that the right of Zyman to put the Special Zyman Units described herein shall continue indefinitely; provided that, if SZ’s employment is terminated as described in Section 10.4(a), Zyman’s rights under this Section 10.2(b) shall automatically terminate), Zyman shall have the right (but not the obligation), exercisable not more than once in any twelve-month period (but which may be exercised for all or a portion of such Units upon each such exercise), to require MDC to purchase from it (such right, the “Put” (which term shall apply to any similar right held by Zyman or a Management Unitholder under this Article X)), the Special Zyman Units (such Put, the “Five Year Put”); provided that Zyman shall not be entitled to Put any Units until the day that is six months and one day after the date on which such Units were acquired by Zyman.  Zyman may exercise the Five Year Put by delivering written notice of exercise (a “Put Exercise Notice” (which term shall apply to any notice of exercise of a Put pursuant to this Article X) and together with a Call Exercise Notice, an “Exercise Notice”) to MDC after the fifth anniversary of the Effective Time.  The purchase and sale of the Special Zyman Units upon the exercise of a Five Year Put shall be made in accordance with the applicable provisions set forth in Section 10.10.  Any Put Exercise Notice delivered pursuant to this section or any other relevant section of this Article X shall set forth the number of Special Zyman Units subject to the Put.  The Special Zyman Units subject to the Five Year Put at any time shall be reduced by any Special Zyman Units purchased by MDC pursuant to Section 10.2(a).

(c)                                  At any time on or after the eighth anniversary of the Effective Time (the “Eighth Anniversary Call Period”), MDC shall have the right (but not the obligation) to Call any and all Units then owned by Zyman (such right, the “Eight Year Call”); provided that MDC shall not be entitled to Call any Units from Zyman until the day that is six months and one day after the date on which such Units were acquired by Zyman.  MDC may exercise the Eight Year Call by delivering a Call Exercise Notice to Zyman during the Eighth Anniversary Call Period.

The purchase and sale of the Units upon the exercise of a Call shall be made in accordance with the applicable provisions set forth in Section 10.10.

(d)                                 Notwithstanding the foregoing, if the Revenues for the twelve months ending on the date of an Exercise Notice (such date, the “Exercise Date”) are less than the average Revenues for the two consecutive twelve month periods immediately preceding the month of the Exercise Date, then neither MDC nor Zyman may exercise the Five Year Call or the Five Year Put, as applicable, in such year.

Section 10.3   Put and Call of Zyman Units upon SZ Involuntary Termination of Employment.

(a)                                  Notwithstanding the Put and Call Periods described in Section 10.2(a) and Section 10.2(b) above, in the event that during the period commencing on the Effective Time and ending on the eighth anniversary of the Effective Time (such period, the “Zyman Involuntary Termination Period”) SZ shall no longer be an employee of the Company or any of its subsidiaries by reason of SZ’s death, Disability (as defined in SZ’s employment agreement with the Company), a termination by the Company without Cause (including, without limitation, if the Company gives written notice of its intention not to renew the term of SZ’s employment pursuant to the terms of SZ’s employment agreement) or a termination by SZ for Good Reason, then

(i)                                     Zyman shall be entitled to Put all or a portion of its Units to the Company (the “Zyman Termination Put”) pursuant to and in accordance with the applicable provisions of Section 10.10; provided, that Zyman shall not be entitled to Put any Units that it has held for a period of six months or less.  Zyman may exercise the Zyman Termination Put by delivering a Put Exercise Notice to the Company anytime during the Zyman Involuntary Termination Period.  The Company shall be entitled to assign its obligation to purchase all or a portion of such Units Put by Zyman to MDC; and

(ii)                                  the Company shall be entitled to Call (the “Company Termination Call”) all or a portion of Zyman’s Units pursuant to and in accordance with the applicable provisions of Section 10.10 and, to the extent that the Company has not exercised the Company Termination Call, MDC shall be entitled to Call any remaining Units; provided, that neither the Company nor MDC shall be entitled to Call any Units which have not been held by Zyman for at least six months.  Each of the Company and MDC may exercise the Company Termination Call by delivering a Call Exercise Notice to Zyman anytime during the Zyman Involuntary Termination Period.

(b)                                 Any Units which have not been purchased pursuant to this Section 10.3 during the Zyman Involuntary Termination Period shall become subject to the Eight Year Call.

Section 10.4   Call for Zyman Units upon SZ Resignation Prior to Fifth Anniversary of Effective Time; Termination for Cause.

(a)                                  Notwithstanding the Call Periods described in Section 10.2(a) above, in the event that SZ voluntarily terminates his employment with the Company at any time prior to the fifth anniversary of the Effective Time (other than for Good Reason) or in the event that SZ’s employment is terminated by the Company for Cause at any time, then the Company shall have the right to Call all or a portion of Zyman’s Units pursuant to and in accordance with the applicable provisions of Section 10.10 and, to the extent that the Company has not exercised the Call, MDC shall be entitled to Call any remaining Units; provided that neither the Company nor MDC shall be entitled to Call any Units which Zyman has not held for a period of at least six months.  Each of the Company and MDC may exercise the Call by delivering a Call Exercise Notice to Zyman.  Upon the occurrence of a termination of employment described in this Section 10.4, Zyman shall no longer be entitled to exercise the Five Year Put.

(b)                                 Any Units which have not been purchased pursuant to this Section 10.4 on or before the eighth anniversary of the Effective Time shall become subject to the Eight Year Call.

Section 10.5   Call for Zyman Units upon SZ Resignation On or Following the Fifth Anniversary of Effective Time and Prior to the Eighth Anniversary of the Effective Time.

(a)                                  Notwithstanding the Call Periods described in Section 10.2(a) above, in the event that SZ voluntarily terminates his employment with the Company at any time on or following the fifth anniversary of the Effective Time and prior to the eighth anniversary of the Effective Time (including, without limitation, if SZ gives written notice of his intention not to renew the term of SZ’s employment pursuant to the terms of his employment agreement), then the Company shall have the right to Call all or a portion of Zyman’s Units pursuant to and in accordance with the applicable provisions of Section 10.10 and, to the extent that the Company has not exercised the Call, MDC shall be entitled to Call any remaining Units; provided that neither the Company nor MDC shall be entitled to Call any Units which Zyman has not held for a period of at least six months.  Each of the Company and MDC may exercise the Call by delivering a Call Exercise Notice to Zyman.

(b)                                 Any Units which have not been purchased pursuant to this Section 10.5 on or before the eighth anniversary of the Effective Time shall become subject to the Eight Year Call.

Section 10.6   Put and Call for Management Unitholders’ Units upon Termination of Employment.  In the event that a Management Unitholder shall no longer be an employee of the Company or any of its subsidiaries by reason of such Management Unitholder’s death, Disability, a termination by the Company without Cause or a termination by such Management Unitholder for Good Reason, then:

(a) such Management Unitholder shall be entitled to Put any such Units to the Company at a price per Unit equal to the FMV by delivering a Put Exercise Notice to the Company (“Manager Termination Put”); provided that such Management Unitholder shall not be entitled to Put any Units which have not been held by such Management Unitholder for a period of at least six months.  The Company shall be entitled to assign its obligation to purchase all or a portion of such Units to MDC; and

(b) the Company shall be entitled to Call (the “Manager Termination Call”) all or a portion of such Management Unitholder’s Units pursuant to and in accordance with the applicable provisions of Section 10.10 and, to the extent that the Company has not exercised the Manager Termination Call, MDC shall be entitled to Call any remaining Units; provided that neither the Company nor MDC shall be entitled to Call any Units which have not been held by such Management Unitholder for a period of at least six months.  Each of the Company and MDC may exercise the Manager Termination Call by delivering a Call Exercise Notice to the Management Unitholder.

Section 10.7   Call for Management Unitholders’ Units Upon Resignation of a Management Member; Termination for Cause.  Notwithstanding the Call Periods described in Section 10.2(a) above, in the event that a Management Unitholder voluntarily terminates his employment with the Company (other than a termination for Good Reason) or in the event that such Management Unitholder’s employment is terminated by the Company for Cause at any time, then the Company shall have the right to Call any or all of such Management Unitholder’s Units pursuant to and in accordance with the applicable provisions of Section 10.10 and, to the extent that the Company has not exercised the Call, MDC shall be entitled to Call any remaining Units; provided that neither the Company nor MDC shall be entitled to Call any Units which have not been held by such Management Unitholder for a period of at least six months.  Each of the Company and MDC may exercise the Call by delivering a Call Exercise Notice to the Management Unitholder.

Section 10.8   Sale of Units by Zyman to the Company.

(a)                                  The Company has established the restricted Unit purchase plan set forth as Exhibit 10.8 (the “Plan”), pursuant to which it will offer to sell up to 4,379,374 Units to employees of the Company, from time to time.  Such Units shall be offered for sale to such employees designated by the Chief Executive Officer of the Company and approved by MDC from time to time (the “Employee Offerees”), in accordance with the following schedule:

(i)                                     2,360,000 Units will be offered to the Employee Offerees on or as soon as reasonably practicable after the Closing Date (as defined in the Purchase Agreement) for a period of 60 days;

(ii)                                  1,000,000 Units plus any Units not sold pursuant to clause (i) above will be offered to the Employee Offerees on or before the first anniversary of the Closing Date for a period of 60 days;

(iii)                               1,000,000 Units plus any Units not sold pursuant to clauses (i) and (ii) above will be offered to the Employee Offerees on or before the second anniversary of the Closing Date for a period of 60 days; and

(iv)                              any Units not purchased pursuant to clauses (i), (ii) and (iii) will be offered to the Employee Offerees on or before the third anniversary of the Closing Date for a period of 60 days;

provided, that in the event that SZ shall no longer be an employee of the Company or any of its subsidiaries by reason of his death or Disability (as defined in SZ’s employment agreement with the Company), the Company shall immediately offer to sell to the applicable Employee Offerees any of the 4,379,374 Units which have not previously been offered pursuant to this Section 10.8(a) and, provided further, that Zyman shall be required to hold (and may not Put pursuant to Section 10.3) a number of Units equal to such Units until the 60th day following the date of SZ’s death or the date on which SZ’s employment is terminated due to Disability, as the case may be and shall be required to hold until the closing of the purchase any Units subscribed for pursuant to the offering.

(b)                                 Such Units shall be offered to the Employee Offerees pursuant to clause (a) for FMV (as determined based on the most recent valuation prior to the date of each offer) and the consideration in respect of such Units shall be in the form of cash and/or notes payable by the Employee Offerees to the Company substantially in the form of Exhibit 10.8 (each a “Purchase Note”) or, at the election of the relevant Buyer (as defined below), cash.

(c)                                  In the event that all of the 4,379,374 Units have not been subscribed for by the Employee Offerees pursuant to clause (a) by the 61st day after the date on which Units are offered pursuant to clause (a)(iv) above and purchased by such Employee Offerees within the time period set forth in Section 10.10(d) to the extent such Units have been subscribed for, the Company shall create a plan pursuant to which it shall offer to the Employee Offerees the option to purchase any such unsold Units beginning no later than the 90th day after the third anniversary of the Effective Time, which option may be exercised on or before the fifth anniversary of the Effective Time (such period, the “Option Period”) at a price equal to the FMV per Unit as of the date of such offer (such option, the “Employee Option”).  The consideration paid by an Employee Offeree upon the exercise of such Employee Option shall be cash in an amount equal to no less than $0.50 per purchased Unit (or such lesser cash amount as determined by the Board of Managers, in its sole discretion) and a Purchase Note for the remaining consideration.  Notwithstanding anything in this Agreement to the contrary (including Sections 10.3 and 10.4), during the Option Period, Zyman shall be required to hold a number of Units at least equal to the number of Units subject to the Employee Option (as such number may be reduced from time to time).

(d)                                 For each Unit sold by the Company pursuant to this Section 10.8 Zyman shall sell and the Company shall purchase or redeem one Unit from Zyman and in consideration therefor the Company shall pay and assign to Zyman the cash and/or Purchase Notes paid to the Company by any holder in respect of such Units; provided that the Company shall not purchase or redeem any Units which have not been held by Zyman for a period of at least six months.

Section 10.9   Binding Obligations Upon Exercise of a Put, a Call or an Offer to Sell.  Upon the proper delivery of an Exercise Notice in respect of the exercise of a Put by a Seller or a Call by a Buyer or a notice of an Offer to Sell by the Management Unitholders or the Company, any such Seller shall be obligated to sell the Units subject to the Call or the Offer to Sell or which it has agreed to sell pursuant to a Put as set forth in the applicable notice and any such Buyer shall be obligated to buy the Units subject to the Put or which it has agreed to purchase pursuant to an Offer to Sell or a Call as set forth in the applicable notice, in each case, in accordance with the applicable provisions of Section 10.10.

Section 10.10   Put/Call Purchase Price.

(a)                                  Calculation/Payment of the Put/Call Purchase Price.

(i)  In connection with the exercise of any Put pursuant to Section 10.2(b) or Section 10.3(a) or any Call pursuant to Section 10.2(a), Section 10.3(a) or Section 10.5, or Call of the Special Zyman Units pursuant to the Eight Year Call, each Buyer shall calculate and pay to Zyman or the Management Unitholders, as applicable, the following amounts (collectively, the “Put/Call Purchase Price”):

(x)                                   within 5 Business Days following the determination of PBT for YP-1, but in no event earlier than the Article X Closing Date (as defined in Section 10.10(d) hereof), an amount (the “First Payment”) equal to:

AP ×	{	(PBT for YP-1)	× 4.75	}
3

(y)                                 within 5 Business Days following the determination of PBT for YP,  but in no event earlier than the Article X Closing Date), an amount (the “Second Payment”) equal to:

{	AP ×	(((PBT for YP-1) + (PBT for YP)) × 4.75)	}	– {First Payment}
3

(z)                                   within 5 Business Days following the determination of PBT for YP+1, but in no event earlier than the Article X Closing Date), an amount (the “Final Payment”) equal to:

{	AP ×	(	((PBT for YP-1) + (PBT for YP) + (PBT for YP+1))	× AM	)	}	– {First Payment + Second Payment}
3

(ii)                                  In connection with the exercise of the Eight Year Call (except to the extent such Eight Year Call relates to the Special Zyman Units to which clause (i) above shall apply) and a Call pursuant to Section 10.4(a), the Buyer shall calculate and pay to Zyman the product of 50% multiplied by the Put/Call Purchase Price; provided that in connection with a Call pursuant to Section 10.4(a) because SZ voluntarily terminates his employment with the Company, the price paid for any Zyman Special Units shall be the Put/Call Purchase Price.

(iii)                               In connection with the exercise of a Call pursuant to Section 10.7 or an option pursuant to Section 10.8(c) or a Put pursuant to Section 10.6, the Buyer shall pay to the applicable seller the product of the number of Units being purchased and the FMV per Unit.

(b)                                 Other Definitions.

(i)                                     “AM” shall mean the multiple based on applicable PBT Margin and CRGR, as set forth below:

	Multiple Range
PBT Margin	CRGR <=10%	CRGR >=25%
< 30%	4.0	4.0
>= 30% & < 35%	4.0	4.5
>= 35% & < 40%	4.5	5.0
>= 40%	5.0	5.5

To the extent that CRGR and/or PBT Margin are within the ranges noted above, the applicable multiple shall be prorated accordingly.

(ii)                                  “Applicable Percentage” or “AP” shall mean the percentage that the Class B Units being sold and purchased pursuant to a Put or Call represents out of the total number of issued and outstanding Units, regardless of class.

(iii)                               “Cumulative Revenue Growth Rate” or “CRGR” shall mean the cumulative annual percentage growth rate in Revenues for the three-year period ending December 31 of YP+1 (based on the applicable Base Revenues).  CRGR shall be calculated as follows:

CRGR =	[(	Revenues for YP + 1)	1/3	– 1	]	× 100%
Base Revenues

For purposes of calculating CRGR, the base revenues (“Base Revenues”) shall be the Revenues for YP-2.

(iv)                              “FMV” shall mean, with respect to any Units, the price that would be paid for such Units, assuming a willing seller and a willing buyer, as determined in good faith by the Board of Managers of the Company from time to time (and no less frequently than annually) with the advice of an independent appraiser selected by the Board of Managers of the Company.

(v)                                 “Market Value” with respect to the First Payment, Second Payment and Final Payment, as the case may be, shall be the average of the closing prices per share of MDC Stock in United States dollars reported on the NASDAQ Stock Market for the 20 consecutive trading days ending three trading days immediately prior to the date the First Payment, Second Payment, Final Payment, as the case may be, are required to be paid pursuant to Sections 10.10(a)(i)(x), (y), and (z), respectively.  The closing price for each day shall be the closing price on the NASDAQ Stock Market.

(vi)                              “Measuring Period” shall mean, as applicable, (x) the calendar year or years included in the applicable Put/Call Purchase Price calculation under Section 10.10(a) above or (y) any Distribution Period Calendar Year.

(vii)                           “PBT Margin” for the Measuring Period shall equal the percentage equivalent of the quotient determined by dividing (a) the total PBT for the Measuring Period, by (b) the total Revenues for the Measuring Period.  For purposes of this Agreement, the PBT Margin shall be rounded up or down, as the case may be, to the nearest one-tenth of one percent.

(viii)                        “Revenues” during each relevant calendar year or other period, as applicable, shall mean consolidated revenues of the Company and its subsidiaries determined in accordance with GAAP, consistently applied with the accounting principles and procedures historically utilized by the Company.

(ix)                                “YP” shall mean the calendar year in which the respective Put or Call was exercised by proper delivery of an Exercise Notice.

(x)                                   “YP+1” shall mean the calendar year immediately following YP.

(xi)                                “YP+2” shall mean the calendar year immediately following YP+1.

(xii)                             “YP-1” shall mean the calendar year immediately preceding YP.

(xiii)                          “YP-2” shall mean the calendar year immediately preceding YP-1.

(c)                                  Accounting Procedures.

(i)                                     Upon the exercise of (x) a Put pursuant to Section 10.2(b) or Section 10.3(a) or (y) a Call pursuant to Section 10.2(a), Section 10.2(c), Section 10.4(a) or Section 10.5(a) involving the sale of Units representing at least 2% of the outstanding Units, MDC shall, and upon the exercise of any Put or Call pursuant to any of the foregoing sections involving the sale of Units representing less than 2% of the outstanding Units, MDC may at its option, cause KPMG LLP, or another independent national accounting firm chosen by MDC (the “Accountants”), as soon as practicable after the end of years YP, YP+1 and YP+2, to prepare in accordance with GAAP, a report containing an audited consolidated balance sheet of the Company and its subsidiaries, if any, as of the close of business on the anniversary of the Effective Time of each such period, and a related audited consolidated statement of income of the Company and its subsidiaries, if any, for the relevant year then ended, in each case together with a statement of the Accountants based upon such report which (x) states that it was prepared in accordance with this Agreement and (y) sets forth for the period under examination the applicable calculation of PBT, Revenues, PBT Margin and AM, and (z) sets forth all adjustments required to be made to such audited financial statements in order to make the calculations required under this Section 10.10 (the “Annual Determination”).  MDC shall instruct the Accountants to deliver a copy of each such Annual Determination to Zyman as soon as possible after the completion of each year and shall use commercially reasonable efforts to have each such Annual Determination delivered not later than 90 days after the end of the period to which such Annual Determination relates.

(ii)                                  If Zyman does not agree that any Annual Determination correctly states the applicable calculations of PBT, Revenues, PBT Margin or AM for the period under examination, Zyman shall promptly (but not later than 30 days after the delivery of such Annual Determination to Zyman) give written notice to MDC of any exceptions thereto (in reasonable detail describing the nature of the disagreement asserted).  If Zyman and MDC reconcile their differences, the Annual Determination shall be adjusted accordingly and shall thereupon become binding, final and conclusive upon all of the parties hereto and enforceable in a court of law.  If Zyman and MDC are unable to reconcile their differences in writing within 20 days after written notice of exceptions is delivered to Zyman (the “Reconciliation Period”), the items in dispute shall be submitted to a mutually acceptable accounting firm (other than the Accountants) (the “Independent Auditors”) for final determination, and the Annual Determination shall be deemed adjusted in accordance with the determination of the Independent Auditors and shall become binding, final and conclusive upon all of the parties hereto and enforceable in a court of law.  The Independent Auditors shall consider only the items in dispute and shall be instructed to act within 20 days (or such longer period as Zyman and MDC may agree) to resolve all items in dispute.  If Zyman does not give written notice of any exception within 30 days after the delivery of an Annual Determination or if Zyman gives written notification of its acceptance of an Annual Determination prior to the end of such 30 day period, such Annual Determination shall thereupon become binding, final and conclusive upon all the parties hereto and enforceable in a court of law.

(iii)                               In the event the Independent Auditors are for any reason unable or unwilling to perform the services required of it under this Section 10.10, then Zyman and MDC agree to select another mutually acceptable accounting firm to perform the services to be performed under this Section 10.10 by the Independent Auditors.  If Zyman and MDC fail to select the Independent Auditors as required by clause (i) above within seven days after the expiration of the Reconciliation Period or fail to select another accounting firm within seven days after it is determined that the Independent Auditors will not perform the services required, either Zyman or MDC may request the American Arbitration Association in Atlanta (the “AAA”) to appoint an independent firm of certified public accountants to perform the services required under this Section 10.10 by the Independent Auditors.  MDC, on the one hand, and Zyman, on the other hand, shall share the fees of the AAA equally.  For purposes of this Section 10.10(c) the term “Independent Auditors” shall include such other accounting firm chosen in accordance with this clause (iii).

(iv)                              The Independent Auditors shall determine the party (i.e., Zyman or MDC) whose asserted position as to the calculation of PBT, Revenues, PBT Margin, or AM for the period under examination before the Independent Auditors is furthest from the determination of PBT, Revenues, PBT Margin, or AM, as the case may be, by the Independent Auditors, which non-prevailing party shall pay the fees and expenses of the Independent Auditors and shall reimburse the prevailing party for the portion of the fees of the AAA previously paid by it.

(v)                                 The books and records of the Company and its subsidiaries shall be made available during normal business hours upon reasonable advance notice at the principal office of the Company, to the parties hereto and their representatives, the Accountants and the Independent Auditors to the extent required to determine the calculations required under Section 10.10.  Zyman, on the one hand, and MDC, on the other hand, shall make available to the other party and their representatives (including auditors) any back-up materials generated by or for them to support a position that is contrary to the position taken by the other party.

(d)                                 Closing.  The closing for each purchase and sale of Units (an “Article X Closing”) pursuant to this Article X shall be held at the offices of the Company within 30 days after the later of (i) the delivery of an Exercise Notice, (ii) in the case of Offers to Sell, 30 days after the receipt of an acceptance of an Offer to Sell and (iii) the day that is six months and one day after such Units were first acquired by the Seller.  The date on which the respective Article X Closing takes place is referred to in this Agreement as its “Article X Closing Date”.  At each Article X Closing, the parties shall execute an Assignment of Unit Agreement in form and substance reasonably acceptable to the purchaser and the seller in such transaction and an amendment to this Agreement in accordance with Section 14.4 reflecting such transfer and the reallocated Units (including the related portion of the Capital Account).  The transfer of any Units pursuant to this Section 10.10 shall be free and clear of all claims, liens and encumbrances other than as created by the provisions of this Agreement.  Prior to any Article X Closing, the applicable purchaser and seller shall use their best efforts to obtain any required governmental or regulatory approval or approvals.  MDC shall have the right to postpone any scheduled Article X Closing until any such governmental or regulatory approval is obtained.  In connection with a sale pursuant to this Article X, the transferor shall be entitled to distributions pursuant to Section 3.4 as and when declared by the Board of Managers in respect of any amounts which have been allocated to the transferred Units as of the day prior to the effective date of any Put or Call or, in the case of an Offer to Sell, the applicable Article X Closing Date, and the transferee shall be entitled to distributions pursuant to Section 3.4 in respect of any amounts which are allocated to the transferred Units on and after the effective date or the Article X Closing Date, as the case may be.

(e)                                  Put/Call Purchase Price Payment.

(i) If MDC is purchasing Units from Zyman pursuant to Section 10.2, Section 10.3, Section 10.4 or Section 10.5, payment of each component of the Put/Call Purchase Price shall be made by MDC (x) at least 80% in cash (any amount in excess of 80% will be determined by MDC in its sole discretion) by direct wire transfer to the account of Zyman designated in writing to MDC pursuant to this Agreement and (y) up to 20% of each component of the Put/Call Purchase Price may be made in Class A Shares (subordinate voting shares), of MDC Partners (“MDC Stock”) (rounded up or down to the nearest whole share) having an aggregate Market Value (as defined above) equal to up to 20% of such component of the Put/Call Purchase Price and, if the Company is purchasing Units pursuant to Section 10.2, Section 10.3, Section 10.4 or Section 10.5, the purchase price shall be paid in cash.  Each of the First Payment, Second Payment and Final Payment shall be deemed to include imputed interest, to the extent required by the Code.  Prior to MDC’s delivery to Zyman of each Put/Call Purchase Price payment in shares of MDC Stock, Zyman shall be required to deliver an Investment Representation Certificate in the form of Exhibit 10.10(e) hereto.  The shares of MDC Stock shall be eligible for sale in accordance the applicable securities laws of the U.S. and Canada, and the terms of the Investment Representation Certificate to be delivered by the receipt of such shares of MDC Stock.

(ii)                                  Any purchase of Units pursuant to Section 10.1 shall be made in cash; provided that if the Seller is the obligor on any Purchase Note(s) at the time of sale, the Buyer may elect to assume a portion of the amounts outstanding under any such Purchase Note(s) (equal in proportion to the number of Units being purchased by such Buyer relative to the number of Units owned by such Seller immediately prior to the relevant Article X Closing) and the amount of cash payable shall be reduced by the value of the portion of the Purchase Note(s) assumed by such Buyer.

(iii)                               Any purchase of Units pursuant to Section 10.6, Section 10.7 or Section 10.8 shall be made in cash and/or Purchase Notes, or some combination thereof in accordance with the terms set forth in such sections (to the extent provided); provided that if the Seller is the obligor on any Purchase Note(s) at the time of sale, the Buyer may elect to assume a portion of the amounts outstanding under any such Purchase Note(s) (equal in proportion to the number of Units being purchased by such Buyer relative to the number of Units owned by such Seller immediately prior to the relevant Article X Closing) and the amount of cash and/or Purchase Notes payable shall be reduced by the value of the portion of the Purchase Note(s) assumed by such Buyer.

(f)                                    Effect of Events During Period Class B Units Are Issued.  The parties hereto understand and agree that under the terms of each Management Unitholder’s employment agreement with the Company, if any, such Management Unitholder may be terminated for Cause or without Cause.  Accordingly, each of the parties hereto agrees that if (a) any Management Unitholder ceases to be an employee of the Company, regardless of the reason therefor, or (b) there are changes in the composition of the Board of Managers of the Company or any subsidiary of the Company, no party to this Agreement or any Person deriving rights through any such party shall have the right to make a claim that such cessation of employment or change in the composition of the Board of Managers of the Company or any subsidiary of the Company (x) constitutes a breach by MDC or any of its Affiliates of this Agreement, (y) resulted in an adverse effect on any Put/Call Purchase Price payment under this Agreement forming the basis for a claim against MDC or any of its Affiliates, or (z) constitutes an event forming the basis for such party to dispute any calculation required to be made pursuant to the accounting procedures set forth in Section 10.10(c) hereof.  In the event a Management Unitholder ceases to be employed by the Company, regardless of the reason therefor, such event shall not affect the right of any Unitholder to receive any Put/Call Purchase Price payment under this Agreement.

ARTICLE XI

INDEMNIFICATION

Section 11.1   Indemnification of Managers and Members.  The Company shall indemnify and advance expenses to a Person who was or is threatened to be made a named defendant or respondent in a proceeding because the individual is or was a Manager or Member to the fullest extent permitted or authorized by the laws of the State of Delaware as if the Company was a corporation organized under the laws of Delaware.  This indemnification provision shall inure to each of the Managers and Members of the Company, and other Persons serving at the request of the Company (as provided in this Article), and in the event of his death shall extend to his legal representatives; but such rights shall not be exclusive of any other rights to which he may be entitled.

Section 11.2   Others.  The Company may indemnify and advance expenses to an officer, employee or agent of the Company to the same extent that it is required to indemnify and advance expenses to Managers or Members under this Agreement or by statute.  The Company may indemnify and advance expenses to Persons who are not or were not officers, employees or agents of the Company but who are or were “serving at the request of the Company” (as defined in Section 11.5(d)) as a director, officer, partner, manager, member, venturer, proprietor, trustee, employee, agent or similar functionary of another limited liability company, corporation, partnership, employee benefit plan, or other enterprise or entity (individually, an “Other Entity”) to the same extent that the Company is required to indemnify and advance expenses to Managers or Members under this Article or by statute.

Section 11.3   Insurance and Other Arrangements.  The Company may purchase and maintain insurance or establish and maintain another arrangement on behalf of any individual who is or was a Manager, officer, employee, Member or agent of the Company or who is or was serving at the request of the Company as a director, officer, partner, manager, member, venturer, proprietor, trustee, employee, agent or similar functionary of an Other Entity, against or in respect of any liability asserted against him and incurred by him in such a capacity or arising out of his status as such an individual, whether or not the Company would have the power to indemnify him against that liability under this Agreement or by statute.  If the insurance or other arrangement is with a Person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or other arrangement may provide for payment of a liability with respect to which the Company would not have the power to indemnify the Person only if including coverage for the additional liability has been approved by the Members of the Company.  Without limiting the power of the Company to purchase, procure, establish or maintain any kind of insurance or other arrangement, the Company may, for the benefit of persons indemnified by the Company, (a) create a trust fund; (b) establish any form of self-insurance; (c) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Company; or (d) establish a letter of credit, guaranty or surety arrangement.  The insurance or other arrangement may be purchased, procured, maintained or established within the Company or with any insurer or other Person deemed appropriate by the Managers regardless of whether all or part of the stock or other securities of the insurer or other Person are owned in whole or part by the Company.  In the absence of fraud, the judgment of the Managers as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other Person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the Managers approving the insurance or arrangement to liability, on any ground, regardless of whether Managers participating in the approval are beneficiaries of the insurance or arrangement.

Section 11.4   Report to Members.  Any indemnification of or advance of expenses to a Manager or Member in accordance with this Article or the provisions of any statute shall be reported in writing to the Members with or before the notice or waiver of notice of the next Members’ meeting or with or before the next submission to the Members of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

Section 11.5   Definitions.  For purposes of this Article XI:

(a)                                  The term “expenses” includes court costs and attorneys’ fees and disbursements;

(b)                                 The term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding;

(c)                                  The term “Manager” means any Person who is or was a Manager of the Company and any Person who, while a Manager of the Company, is or was serving at the request of the Company as a director, officer, partner, manager, member, venturer, proprietor, trustee, employee, agent or similar functionary of an Other Entity;

(d)                                 The term “serving at the request of the Company” as used above shall include any service as a manager, director, officer, employee or agent of the Company or where any such Person performs duties on or otherwise involves services with respect to an employee benefit plan, or the participants or beneficiaries of the employee benefit plan sponsored by the Company.  Excise taxes assessed on a Manager with respect to an employee benefit plan pursuant to applicable law are deemed fines.  Action taken or omitted to be taken by a Manager with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Company.

Section 11.6   Severability.  The provisions of this Article are intended to comply with the Act.  To the extent that any provision of this Article authorizes or requires indemnification or the advancement of expenses contrary to such statute or the Certificate, the Company’s power to indemnify or advance expenses under such provision shall be limited to that permitted by such statute and the Certificate and any limitation required by such statute or the Certificate shall not affect the validity of any other provision of this Article XI.

Section 11.7   Nonexclusivity of Rights.  The right to indemnification and the advancement and payment of expenses conferred in this Article XI shall not be exclusive of any other right that a Manager or other Person indemnified pursuant hereto may have or hereafter acquire under any law (common or statutory), provision of the Certificate or this Agreement or otherwise.

ARTICLE XII

ADDITIONAL AGREEMENTS

Section 12.1   “Zyman” Name.  The Members hereby agree that (a) all right, title and interest in the trade name “Zyman Group” or any variation thereof belong to the Company and (b) so long as the Company is an Affiliate of MDC Partners, the Company, the Members and SZ shall endeavor to have any materials, documents or other items that reference the name “Zyman Group” or any variations thereof to be followed by the words “an MDC Partners Company”.

Section 12.2   2005 Option Plan.  For each Unit issued to a participant in the Company’s 2005 Unit Option Plan (the “Plan”) pursuant to the exercise of any option granted under such plan, Zyman shall sell and the Company shall purchase or redeem one Unit from Zyman and, in consideration therefor, the Company shall pay and assign the consideration paid to the Company by such participant upon the exercise of such option.  Zyman agrees that, until the expiration of such options, Zyman will hold a number of Units equal to the number of Units issued under the Plan and such Units shall not be subject to any of the Puts or Calls hereunder.

ARTICLE XIII

OTHER DEFINITIONS

Section 13.1   Other Definitions.  When used herein, the following terms shall have the following meanings:

“Additional Payment” shall have the meaning given thereto in the Purchase Agreement.

“Adjusted Capital Account Deficit” with respect to any Member means the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(i)                                     Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is otherwise treated as being obligated to restore under Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii)                                  Debit to such Capital Account the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” of any Person shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

“Business Day” shall mean any day on which commercial banks are not authorized or required to close in Atlanta, Georgia and Toronto, Ontario.

“Buyer” shall mean the purchaser of Units in any transaction described in Article X.

“Capital Contribution” shall mean the contribution of a Member and any subsequent contributions of capital made by that Member to the Company as set forth in Article III.

“Cause” means, with respect to SZ, “Cause” as defined in SZ’s employment agreement with the Company and, with respect to any other employee of the Company and its subsidiaries, “Cause” means (A) such employee’s willful failure to perform his or her duties in any material respect (other than as a result of total or partial incapacity due to physical illness), (B) commission of (x) a felony (other than traffic-related) under the laws of the United States or any state thereof or any similar criminal act in a jurisdiction outside the United States or (y) a crime involving moral turpitude, (C) such employee’s willful malfeasance or willful misconduct which is injurious to the Company, (D) any act of fraud by such employee or (E) such employee’s material breach of the Company’s code of conduct.

“Class A Distribution Shortfall Amount” with respect to any Distribution Period Calendar Year and any Post-Distribution Period Calendar Year, shall mean the cumulative amount by which distributions under Section 3.4(a)(i) to holders of Class A Units for all preceding years since the Effective Time fell short of the cumulative allocations to holders of Class A Units of PBT under Section 3.5(a)(i) for such prior years (for this purpose treating any negative PBT for any calendar year as $0).

“Class A PBT Shortfall Amount” shall mean, with respect to any calendar year other than the first Distribution Period Calendar Year, the amount by which the actual allocation of PBT to holders of Class A Units under Section 3.5(a)(i) for all previous Distribution Period Calendar Year(s) is less than the aggregate Preferred Return Amount(s) with respect to such Distribution Period Calendar Year(s).

“Class B Catch-Up Amount” shall mean, with respect to any Distribution Period Calendar Year, the lesser of (i) the difference between (A) the product of the amounts allocated to the holders of Class A Units pursuant to Section 3.5(a)(i) for the current and all previous Distribution Period Calendar Year(s) and the fraction (expressed as a percentage) in which the numerator is the number of outstanding Class B Units and the denominator is the number of outstanding Class A Units and (B) the amounts allocated to the holders of Class B Units pursuant to Section 3.5(a)(ii) for all previous Distribution Period Calendar Year(s) and (ii) the positive difference (if any) of PBT for such Distribution Period Calendar Year less the Preferred Return Amount and less the Class A PBT Shortfall Amount, if any.

“Class B Distribution Shortfall Amount” with respect to any Distribution Period Calendar Year and any Post-Distribution Period Calendar Year, shall mean the cumulative amount by which distributions under Section 3.4(a)(ii) to holders of Class B Units for all preceding calendar years since the Effective Time fell short of the cumulative allocations to holders of Class B Units of PBT under Section 3.5(a)(ii) for such prior years (for this purpose treating any negative PBT for any calendar year as $0).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes.

“Company Credit Facility” shall mean the revolving credit facility dated as of November 8, 2005 by and between the Company and Wachovia Bank, National Association, as amended, modified or supplemented from time to time.

“Company Minimum Gain” shall have the meaning for “Partnership Minimum Gain” set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.

“Depreciation” shall mean for each fiscal year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such fiscal year, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such fiscal year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such fiscal year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for Federal income tax purposes of an asset at the beginning of such fiscal year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the TMP.

“Disability” means, with respect to SZ, “Disability” as defined in SZ’s employment agreement with the Company and, with respect to any other employee of the Company and its subsidiaries, “Disability” means the inability of an employee to perform the essential functions of the employee’s job, with or without reasonable accommodation, by reason of a physical or mental infirmity, for a continuous period of six months or for an aggregate of nine months in a twenty-four month period.

“Distribution Period” shall mean the period from the Effective Time until the earlier of the termination of the Company or the date that is the fifth anniversary of the Effective Time.

“Distribution Period Calendar Year” shall mean any of (i) the period from the Effective Time until December 31, 2005, (ii) the period from January 1st through December 31st of each of 2006, 2007, 2008 and 2009 and (iii) the period from January 1, 2010 until the date that is the fifth anniversary of the Effective Time; provided that if the Company is terminated prior to the fifth anniversary of the Effective Time, the last calendar year shall be the period from January 1st of the year in which the Company is terminated until that date on which the Company is terminated.

“Effective Time” shall mean the date of the closing of the Purchase Transaction.

“Good Reason” shall mean, with respect to SZ, “Good Reason” as defined in SZ’s employment agreement with the Company and, with respect to any other employee of the Company and its subsidiaries, “Good Reason” means a failure by the Company to pay such employee’s compensation when due, which failure remains uncured for a period of 20 days after written notice of such breach from the employee to the Company.

“Gross Asset Value”, with respect to any asset, the asset’s adjusted basis for Federal income tax purposes, except as follows:

(i)                                     Subject to the final sentence of this definition and consistent with the capital accounts as described in Section 3.1, the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Board of Managers;

(ii)                                  The Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values as of the following times: (a) the acquisition of additional Units by any new or existing Member in exchange for a Capital Contribution; (b) the distribution by the Company to a Member of property as consideration for a Unit; and (c) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the Managers reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company; and

(iii)                               The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution.

If the Gross Asset Value of an asset has been determined or adjusted pursuant to clauses (i) or (ii), hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“MDC Credit Facility” shall mean the Credit Agreement, dated as of September 22, 2004, among MDC Partners, Maxxcom Inc., an Ontario corporation, Maxxcom Inc., a Delaware corporation, the lending institutions identified in the Credit Agreement, JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent and JPMorgan Chase Bank as Administrative Agent and as Collateral Agent.

“Member Nonrecourse Debt” shall have the meaning for “Partner Nonrecourse Debt” set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

“Member Nonrecourse Debt Minimum Gain” shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

“Member Nonrecourse Deductions” shall have the meaning set forth in Section 1.704-2(i)(2) of the Treasury Regulations.

“Membership Interest” of any Member shall mean such Member’s interest in the Company under this Agreement (including, without limitation, such Member’s interest in Profits and Losses, distributions, voting, and management, all as specified in this Agreement).

“Nonrecourse Deductions” shall have the meaning set forth in Section 1.704-2(b)(1) of the Treasury Regulations.

“Nonrecourse Liability” shall have the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.

“Offer to Sell” shall mean an offer to sell Units pursuant to Section 10.1 or Section 10.8.

“Original Unitholders” shall mean, those Members who owned Membership Units immediately prior to the consummation of the transactions contemplated by the Purchase Agreement.

“PBT” for any relevant period shall mean the consolidated net income (loss) of the Company and its subsidiaries but before provision for all federal, state and local income taxes for such period, determined in accordance with United States generally accepted accounting principles consistently applied (“GAAP”); provided, that the following amounts shall be excluded:

(1)                                  any expenses for non-cash equity-based compensation which accrues prior to, on or after Closing and is attributable to transactions contemplated by the Purchase Agreement.

(2)                                  any amortization or depreciation expense attributable to the increase in the book value of any assets (whether tangible or intangible) of the Company resulting from the merger into the Company of the Nevada limited liability company predecessor of the Company, any amortization or depreciation expense attributable to the increase in the book value of any assets (whether tangible or intangible) of the Company resulting from any acquisition of any Units by MDC pursuant to the Purchase Agreement, and interest payable by or for the Company on indebtedness related to any such acquisition;

(3)                                  neither the proceeds from nor any dividends or refunds with respect to, nor any increases in the cash surrender value of, any life insurance policy under which the Company, or any subsidiary thereof, is the named beneficiary or otherwise entitled to recovery shall be included as income, nor shall the premiums payable with respect to any such life insurance policy be considered an expense for a period to the extent a death covered by such life insurance policy occurs in any such period;

(4)                                  any intercompany management fees and overhead allocations charged by MDC or any Affiliate of MDC, to the Company or any of its subsidiaries;

(5)                                  any interest arising from loans to finance the payment of any of the Purchase Price payments and from any indebtedness allocated to the Company by MDC as a result of MDC’s acquisition of Membership Interests of the Company; provided, however, that any interest or fees (other than fees incurred in connection with terminating the Company Credit

Facility) arising under the Company Credit Facility (or any interest or fees allocable to the Company under the MDC Credit Facility, if such facility is used to refinance the Company Credit Facility) and any working capital loans provided by MDC to the Company from time to time shall be included in determining PBT;

(6)                                  any interest charges incurred by the Company or any subsidiary resulting from any MDC Financing (as defined in the Purchase Agreement);

and, solely for the purposes of calculating any Puts or Calls or Offers to Sell exercised by Zyman,

(7)                                  any extraordinary or unusual gains or losses and any gains or losses from the sale of any capital assets used by the Company or any subsidiary thereof in its operations (as opposed to assets acquired in the ordinary course of the business of the Company and its subsidiaries for resale or other disposition);

(8)                                  severance expense arising from a termination of SZ by the Company or by SZ with Good Reason; and

(9)                                  premiums of up to $75,000 payable with respect to any life insurance policy under which the Company, or any subsidiary thereof, is the named beneficiary or otherwise entitled to recovery to the extent not already excluded pursuant to (3) above.

“Person” shall mean an individual, partnership, limited partnership, limited liability company, trust, estate, corporation, custodian, trustee, executor, administrator, nominee or entity in a representative capacity.

“Post Distribution Period Calendar Year” shall mean (i) the period from the fifth anniversary of the Effective Time until December 31, 2010 and (ii) thereafter, each calendar year ending December 31; provided that if the Company is terminated prior to December 31 in any calendar year, the last calendar year shall be the period from January 1 of the year in which the Company is terminated until the date on which the Company is terminated.

“Preferred Return Amount” shall mean, with respect to any Distribution Period Calendar Year, the sum of (i) $13,000,000 (provided, that with respect to the first and last Distribution Period Calendar Years, the amount in this clause (i) shall be equal to the product of $13,000,000 and the fraction (expressed as a percentage) in which the numerator is the number of days elapsed in such Distribution Period Calendar Year and the denominator is 365) and (ii) in the event that an Additional Payment (as defined in Section 13.1) is made, from the date on which such Additional Payment is made, an amount equal to the product of 20% multiplied by the amount of such Additional Payment (the “Additional Payment Amount”) (provided, that with respect to the first and last Distribution Period Calendar Years, the amount in this clause (ii) shall be equal to the product of the Additional Payment Amount and the fraction (expressed as a percentage) in which the numerator is the number of days elapsed in such Distribution Period Calendar Year and the denominator is 365).

“Profits and Losses”, shall mean, for each fiscal year, an amount equal to the Company’s taxable income or loss for such fiscal year, determined in accordance with

Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(i)                                     Any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

(ii)                                  Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations, and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from such taxable income or loss;

(iii)                               In the event the Gross Asset Value of any Company asset is adjusted pursuant to clauses (ii) or (iii) of the definition of “Gross Asset Value” herein, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(iv)                              Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v)                                 In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation for such fiscal year or other period, computed in accordance with the definition thereof;

(vi)                              To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Units, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for the purposes of computing Profits or Losses; and

(vii)                           Notwithstanding any other provisions of this definition, any items which are specially allocated pursuant to Section 3.3(b) and (c) shall not be taken into account in computing Profits or Losses.

“Pro Rata Portion” shall mean, with respect to any Management Unitholder at any given time, the number of Units held by such Management Unitholder relative to the number of Units held by all of the Management Unitholders.

“Seller” shall mean the seller of Units in any transaction described in Article X.

“Treasury Regulations” shall mean final regulations issued by the Department of the Treasury interpreting the Code.

“Units” shall mean Class A Units or Class B Units, as applicable.

ARTICLE XIV

MISCELLANEOUS

Section 14.1   Manner of Giving Notice.  Whenever under the provisions of the Act, the Certificate or this Agreement, notice is required to be given to the Company, any Member or Manager of the Company, and no provision is made as to how such notice shall be given, any such notice to be given hereunder shall be in writing and shall be deemed to have been given (a) upon personal delivery, if delivered by hand or courier, (b) three days after the date of deposit in the mails, postage prepaid, or (c) the next Business Day if sent by facsimile transmission (if transmission is electronically confirmed) or by a prepaid overnight courier service, and in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

If to MDC or MDC Partners, to:

MDC Partners
45 Hazelton Avenue
Toronto, Ontario
Canada M5R 2E3
Attention:  Graham Rosenberg
Fax:  (416) 960-9555

Attention: Mitch Gendel

Fax:  (212) 463-3274

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Marni Lerner, Esq.
Fax:  (212) 455-2502

If to Zyman, to:

Zyman Company, Inc.
100 South Point Drive

Apartment 2905/06

Miami Beach, Florida 33139-7373

Attention: Sergio Zyman
Fax: (305) 674-3806

with a copy to:

Zyman Group LLC

950 East Paces Ferry Road, N.E.

Suite 3300

Atlanta, Georgia 30326
Attention: Chief Financial Officer
Fax:

with a copy to:

Jones Day

1420 Peachtree Street, N.E.

Suite 800

Atlanta, Georgia 30309-3053
Attention: Milford B. Hatcher
Fax:  (404) 581-8330

If to the Company, to:

c/o MDC Partners Inc.
45 Hazelton Avenue
Toronto, Ontario
Canada M5R 2E3
Attention:  Graham Rosenberg
Fax:  (416) 960-9555

Attention: Mitch Gendel

Fax:  (212) 463-3274

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Marni Lerner, Esq.
Fax: (212) 455-2502

If to any Management Unitholder, to such person at the address set forth on the signature pages hereto.

or to such other address or fax as hereafter shall be designated in writing by the applicable party sent in accordance herewith or in the records of the Company.

Section 14.2   Waiver of Notice.  Whenever any notice is required to be given to any Member or Manager of the Company under the provisions of the Act, the Certificate or this Agreement, a waiver thereof in writing signed by the Person or Persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 14.3   No Company Seal.  The Company shall not have a Company seal, and no agreement, instrument or other document executed on behalf of the Company that would otherwise be valid and binding on the Company shall be invalid or not binding on the Company solely because no Company seal is affixed thereto.

Section 14.4   Amendment or Modification.  The power to adopt, alter, amend or repeal this Agreement is vested solely in the Members. Except for the amendments contemplated by Sections 2.1, Section 2.3, and Section 2.4 hereof and subject to the provisions of Section 4.1, this Agreement may be altered or amended only by the vote or written consent of MDC and holders of a majority of the outstanding Class B Units; provided that, in the event that an amendment does not affect the interests of any holder of Class B Units other than Zyman, then such amendment may only be effected with the vote or written consent of MDC and Zyman (it being understood that the consent of any other holders of Class B Units shall not be required to effect such amendment).

Section 14.5   Binding Effect; Assignment.  Subject to the restrictions on transfer and assignment set forth in Article X of this Agreement, this Agreement is binding on and inures to the benefit of the Members and their respective successors and assigns, including without limitation, any Lender who exercises a default remedy under any agreement entered into in connection with an MDC Financing.  Except as expressly provided herein, none of the Company, Zyman nor any Management Unitholder shall be entitled to assign any of its rights or obligations under this Agreement.  Except as expressly provided herein, the rights and obligations of MDC under this Agreement shall be freely assignable; provided that, except in connection with a transfer by MDC of its Units (in which case MDC shall have no further obligations hereunder), MDC shall continue to remain liable for any of its obligations under this Agreement in the event that MDC assigns its rights hereunder.

Section 14.6   Governing Law; Severability.  This Agreement is governed by and shall be construed in accordance with the law of the State of Delaware without regard to the principles of conflict of laws thereof.  In the event of a direct conflict between the provisions of this Agreement and any provision in the Certificate or any mandatory provision of the Act, the applicable provisions of the Certificate or the Act shall control.  If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

Section 14.7   Counterparts.  This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Section 14.8   Entire Agreement.  This Agreement, including the other documents referred to herein and the Exhibits and Schedules hereto that form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, including without limitation, the Original Operating Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Limited Liability Company Agreement as of the day and year first above written.

MDC PARTNERS INC.

By:	/s/	GRAHAM ROSENBERG
	Name:	Graham Rosenberg
	Title:	Managing Director

By:	/s/	MITCHELL GENDEL
	Name:	Mitchell Gendel
	Title:	Secretary

ZG ACQUISITION INC.

By:	/s/	GRAHAM ROSENBERG
	Name:	Graham Rosenberg
	Title:	Vice President

By:	/s/	MITCHELL GENDEL
	Name:	Mitchell Gendel
	Title:	Secretary

ZYMAN COMPANY INC.

By:	/s/	SERGIO ZYMAN
	Name:	Sergio Zyman
	Title:	Chief Executive Officer

ZYMAN GROUP LLC

By:	/s/	SERGIO ZYMAN
	Name:	Sergio Zyman
	Title:	Chief Executive Officer

[Signature page to Amended and Restated Limited Liability Company Agreement of Zyman Group, LLC]

MANAGEMENT UNITHOLDER:

/s/ Ricardo Alvarez
Printed Name:	Ricardo Alvarez
Address:

[Signature page to Amended and Restated Limited Liability Company Agreement of Zyman Group, LLC]

MANAGEMENT UNITHOLDER:

/s/ Arthur Ash
Printed Name:	Arthur Ash
Address:

[Signature page to Amended and Restated Limited Liability Company Agreement of Zyman Group, LLC]

MANAGEMENT UNITHOLDER:

/s/ Craig Lee Binkley
Printed Name:	Craig Lee Binkley
Address:

[Signature page to Amended and Restated Limited Liability Company Agreement of Zyman Group, LLC]

MANAGEMENT UNITHOLDER:

/s/ Jeffrey M. Herbert
Printed Name:	Jeffrey M. Herbert
Address:

[Signature page to Amended and Restated Limited Liability Company Agreement of Zyman Group, LLC]

MANAGEMENT UNITHOLDER:

/s/ Patricia L. Klingbiel
Printed Name:	Patricia L. Klingbiel
Address:

[Signature page to Amended and Restated Limited Liability Company Agreement of Zyman Group, LLC]

MANAGEMENT UNITHOLDER:

/s/ Michael F. McEnany
Printed Name:	Michael F. McEnany
Address:

[Signature page to Amended and Restated Limited Liability Company Agreement of Zyman Group, LLC]

MANAGEMENT UNITHOLDER:

/s/ Ted Richardson
Printed Name:	Ted Richardson
Address:

[Signature page to Amended and Restated Limited Liability Company Agreement of Zyman Group, LLC]

MANAGEMENT UNITHOLDER:

/s/ Michael J. Sinclair
Printed Name:	Michael J. Sinclair
Address:

[Signature page to Amended and Restated Limited Liability Company Agreement of Zyman Group, LLC]

MANAGEMENT UNITHOLDER:

/s/ David A. Singleton
Printed Name:	David A. Singleton
Address:

[Signature page to Amended and Restated Limited Liability Company Agreement of Zyman Group, LLC]

MANAGEMENT UNITHOLDER:

/s/ Jon Stewart
Printed Name:	Jon Stewart
Address:

[Signature page to Amended and Restated Limited Liability Company Agreement of Zyman Group, LLC]

MANAGEMENT UNITHOLDER:

/s/ N. Lee White
Printed Name:	N. Lee White
Address: